Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

R.H. DONNELLEY CORPORATION, et al.,[1]	Case No. 09-11833 (KG)

Debtors.	Jointly Administered

Ref. Docket No.: 623
FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
CONFIRMING THE JOINT PLAN OF REORGANIZATION FOR
R.H. DONNELLEY CORPORATION AND ITS SUBSIDIARIES
          WHEREAS, R.H. Donnelley Corporation and its subsidiaries, the debtors and debtors-in-possession in the above-captioned jointly administered cases (collectively, the “Debtors” and, as reorganized entities after emergence, the “Reorganized Debtors”), each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on May 28, 2009 (the “Petition Date”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”);
          WHEREAS, the Debtors proposed the Joint Plan of Reorganization for R.H. Donnelley Corporation and Its Subsidiaries, dated October 21, 2009 (as the same has been or may be further amended, supplemented or modified, the “Plan”);2

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: R.H. Donnelley Corporation (0040), R.H. Donnelley Inc. (7635), DonTech Holdings, LLC (1351), R.H. Donnelley Publishing & Advertising of Illinois Holdings, LLC (1433), DonTech II Partnership (0375), R.H. Donnelley Publishing & Advertising of Illinois Partnership (9571), R.H. Donnelley Publishing & Advertising, Inc. (8228), Get Digital Smart.com, Inc. (4530), R.H. Donnelley APIL, Inc. (6495), RHD Service LLC (0222), Dex Media, Inc. (9762), Dex Media East, Inc. (5763), Dex Media East LLC (4575), Dex Media East Finance Co. (5761), Dex Media West, Inc. (7004), Dex Media West LLC (3487), Dex Media West Finance Co. (7059), Dex Media Service LLC (9647), Business.com, Inc. (9750), and Work.com, Inc. (5224). The Debtors’ corporate headquarters are located at, and the mailing address for each Debtor is, 1001 Winstead Drive, Cary, NC 27513.

[2]	Capitalized terms and phrases used but not otherwise defined herein have the meanings given to them in the Plan. The rules of interpretation set forth in Article 1.2 of the Plan apply to this Findings of Fact, Conclusions of Law, and Order Confirming the Joint Plan of Reorganization for R.H. Donnelley Corporation and its Subsidiaries. In addition, in accordance with Article 1.1 of the Plan, any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, has the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. A copy of the Plan (without the exhibits thereto) is attached hereto as Exhibit A and incorporated herein by reference.

          WHEREAS, on October 21, 2009, the Bankruptcy Court entered an Order: (I) Approving the Disclosure Statement, (II) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject the Debtors’ Joint Plan of Reorganization, (III) Scheduling a Hearing to Consider Confirmation of the Debtors’ Joint Plan of Reorganization and Establishing Notice and Objection Procedures in Respect Thereof, and (IV) Granting Related Relief [Docket No. 629] (the “Solicitation Order”), by which the Bankruptcy Court, among other things, (i) approved the Disclosure Statement for the Joint Plan of Reorganization for R.H. Donnelley Corporation and its Subsidiaries (the “Disclosure Statement”), (ii) established procedures for the solicitation and tabulation of votes to accept or reject the Plan, (iii) established December 17, 2009 at 4:00 p.m. (Eastern Time) as the deadline by which all Ballots and Master Ballots must have been submitted and received by the Voting Agent (the “Voting Deadline”), (iv) established December 17, 2009 at 4:00 p.m. (Eastern Time) as the deadline by which any objection to Confirmation of the Plan must have been filed with the Court and received by certain parties listed in the Solicitation Order (the “Plan Objection Deadline”), and (v) scheduled a hearing to consider Confirmation of the Plan to commence on January 12, 2010 at 10:00 a.m. (Eastern Time) (the “Confirmation Hearing”);
          WHEREAS, an affidavit of service was executed by Gina M. Ziegler of The Garden City Group, Inc. (“GCG”), with respect to the mailing of notice of the Confirmation Hearing (the “Confirmation Hearing Notice”) and solicitation materials in respect of the Plan in accordance with the Solicitation Order (the “Solicitation and Confirmation AOS”) and filed with the Bankruptcy Court on November 19, 2009 [Docket No. 749] and, furthermore, affidavits of service with respect to the publication of the notice, approved by the Bankruptcy Court and as set forth in the Solicitation Order, (i) in The Wall Street Journal, was executed by Courtney Becker, Advertising Clerk of The Wall Street Journal, on November 24, 2009 and (ii) in USA Today, was executed by Antoinette Chase, principal clerk of USA Today, on November 24, 2009, respectively (collectively, the “Publication AOS”), each of which was filed with the Bankruptcy Court on January 4, 2010 [Docket Nos. 893 and 894];
          WHEREAS, on December 7, 2009, the Debtors filed with the Bankruptcy Court the Plan Supplement (as amended, modified or supplemented from time to time) [Docket No. 794] which consisted of the following Exhibits to the Plan: (i) Exhibit 1.1.113 (Litigation Claims); (ii) Exhibit 1.1.123 (New RHDC Notes Indenture and New RHDC Note); (iii) Exhibit 1.1.154 (Registration Rights Agreement); (iv) Exhibit 1.3 (Shared Services Agreement); (v) Exhibit 5.2.1(1) (Second Amended and Restated Certificate of Incorporation of Reorganized RHDC)3; (vi) Exhibit 5.2.1(2) (Sixth Amended and Restated By-Laws of Reorganized RHDC); (vii) Exhibit 5.2.1(b)(1) (Form of Amended and Restated Subsidiary Certificate of Incorporation); (viii) Exhibit 5.2.1(b)(2) (Form of Amended and Restated Subsidiary By-Laws); (ix) Exhibit 5.5(A) (Intercreditor Agreement); (x) Exhibit 5.5(B) (Shared Guaranty and Collateral Agreement); (xi) Exhibit 5.5.1(1) (Amended and Restated RHDI Credit Agreement); (xii) Exhibit 5.5.1(2) (Amended and Restated RHDI Lenders Guaranty & Collateral Agreement); (xiii) Exhibit 5.5.2(1) (Amended and Restated DMW Credit Agreement); (xiv) Exhibit 5.5.2(2) (Amended and Restated DMW Lenders Guaranty & Collateral Agreement); (xv) Exhibit 5.5.3(1) (Amended and Restated DME Credit Agreement); (xvi) Exhibit 5.5.3(2) (Amended and Restated DME Lenders Guaranty & Collateral Agreement); (xvii) Exhibit 5.9.1 (Amendment to Certain

[3]	The draft Second Amended and Restated Certificate of Incorporation of Reorganized RHDC filed with the Plan Supplement has been superseded in all respects by that certain revised Second Amended and Restated Certificate of Incorporation of Reorganized RHDC (filed with the Supplementary PS Documents on January 8, 2010).

Employment and Retirement Benefit Agreements); (xviii) Exhibit 5.10 (Management Incentive Plan)4; (xix) Exhibit 5.12 (Restructuring Transactions); (xx) Exhibit 6.5 (List of Executory Contracts and Unexpired Leases to be Rejected Pursuant to the Plan); and (xxi) Exhibit 10.8.1 (Summary of Insurance Policies Providing Tail Coverage);
          WHEREAS, on December 15, 2009, the Bankruptcy Court entered an order approving a stipulation [Docket No. 827] (the “Stipulation Order”), by and among the Debtors, the Consenting Noteholders and the Unsecured Creditors Committee, providing for the supplemental notice (the “Supplemental Notice”) of the filing of the Plan Supplement and a consensual extension of the Voting Deadline for non-Consenting Noteholders in Classes 1E, 1F, 2D, 3E, 4E, 4F and 10E through 16E (the “Non-Consenting Noteholders”), pursuant to which the Bankruptcy Court extended the Voting Deadline solely for the Non-Consenting Noteholders through and including December 28, 2009 at 4:00 p.m. (Eastern Time), and, on December 15, 2009, the Debtors served a copy of the Supplemental Notice upon the Non-Consenting Noteholders through Broadridge and otherwise directly served a copy of the Supplemental Notice upon those nominees not serviced through Broadridge. An affidavit of service executed by Gina M. Ziegler of GCG (the “Supplemental Notice AOS”, and, together with the Solicitation and Confirmation AOS and the Publication AOS, the “Affidavits of Service”) was filed with the Bankruptcy Court on January 4, 2009 [Docket No. 895];
          WHEREAS, on December 17, 2009, three objections to Confirmation of the Plan (collectively, the “Objections”) were timely filed before the Plan Objection Deadline by: (i) the Douglas County Treasurer, (ii) Jack B. Corwin, as Trustee of The Jack B. Corwin Revocable

[4]	The draft Management Incentive Plan filed with the Plan Supplement has been superseded in all respects by that certain Revised Management Incentive Plan (as defined below) (filed with the Supplementary PS Documents on January 8, 2010).

Trust, and Charitable Remainder Stewardship Company of Nevada, as Trustee of The Jack B. Corwin 2006 Charitable Remainder Unitrust (the “Corwin Objection”); and (iii) the New York State Department of Taxation. In addition, each of the following filed untimely objections after the Plan Objection Deadline: (i) Plaintiff Donald Biggerstaff and the putative class of shareholders asserting certain securities fraud claims in a pending action in the United States District Court for the District of Delaware filed an untimely objection at 10:04 p.m. (Eastern Time) on December 17, 2009 (the “Biggerstaff Objection”), and (ii) Local 731 I.B. of T. Excavators and Pavers Pension Trust Fund, Private Scavenger and Garage Attendants Pension Trust Fund and Textile Maintenance and Laundry Craft Pension Fund filed an untimely joinder to both the Corwin Objection and Biggerstaff Objection on December 24, 2009. In addition, on January 5, 2010, Wilmington Trust Company, solely in its capacity as Notes Indenture Trustee for the DMW Senior Notes, filed a response and reservation of rights with respect to the Confirmation of the Plan;5
          WHEREAS, on December 30, 2009, the Bankruptcy Court entered an Order Fixing Cure Amounts and Providing Notice of Assumption of Certain Executory Contracts and Unexpired Leases by an Affiliated Reorganized Debtor pursuant to the Debtors’ Plan of Reorganization [Docket No. 889] (the “Assumption Notice and Cure Amounts Order”), pursuant to which the Bankruptcy Court granted the Debtors’ Motion to Fix Cure Amounts and Provide Notice of Assumption of Certain Executory Contracts and Unexpired Leases by an Affiliated Reorganized Debtor Pursuant to the Debtors’ Plan of Reorganization (the “Assumption Notice and Cure Amounts Motion”), and, among other things, ordered that (i) the cure amounts as more specifically described in the Assumption Notice and Cure Amounts Motion (the “Cure

[5]	The Debtors agreed to provide Wilmington Trust Company an extension to the Plan Objection Deadline through January 5, 2010.

Amounts”) shall be fixed at the amounts set forth on Exhibits B through L attached to the Assumption Notice and Cure Amounts Order and (ii) the Debtors are authorized, pursuant to section 365 and the terms of the Plan, to take all reasonable and necessary steps to cause the applicable Assumed Contracts and Leases (and the rights and obligations thereunder) of any Debtor (each a “Predecessor Debtor”) that, pursuant to the Restructuring Transactions described in Section 5.12 of the Plan and Exhibit 5.12 of the Plan (filed with the Plan Supplement), shall or may be merged into another affiliated Reorganized Debtor (each a "Surviving Reorganized Debtor”) on or after the Effective Date, to be assumed by, and revest in, each such Surviving Reorganized Debtor, as of the Effective Date, pursuant to the terms of the Plan and the Confirmation Order;
          WHEREAS, on January 8, 2010, GCG filed its Declaration of Patrick M. Leathem of the Garden City Group, Inc. Certifying the Methodology for the Tabulation of Votes on and Results of Voting with Respect to the Joint Plan of Reorganization for the Debtors Under Chapter 11 of the Bankruptcy Code [Docket No. 919] (the “GCG Voting Affidavit”).
          WHEREAS, on January 8, 2010, the Debtors filed a Notice of Technical Supplementation of Certain Plan Supplement Documents [Docket No. 915], which consisted of the supplementation of the following Exhibits to the Plan: (i) Exhibit 5.2.1(1): (the Second Amended and Restated Certificate of Incorporation of Reorganized RHDC)6, (ii) Exhibit 5.2.2: (Initial Directors and Officers of Reorganized RHDC), and (iii) Exhibit 5.10: ((a) that certain revised Management Incentive Plan (the “Revised Management Incentive Plan”)7, (b) the

[6]	This revised Second Amended and Restated Certificate of Incorporation of Reorganized RHDC supersedes in all respects the initial draft Second Amended and Restated Certificate of Incorporation of Reorganized RHDC filed with the Plan Supplement on December 7, 2009.

[7]	The Revised Management Incentive Plan supersedes in all respects the initial draft Management Incentive Plan filed with the Plan Supplement on December 7, 2009.

Addendum to R.H. Donnelley Corporation Equity Incentive Plan, and (c) the Stock Appreciation Right Agreement, (collectively, the “MIP Documents”)) (collectively, the “Supplementary PS Documents”);
          WHEREAS, on January 8, 2010, the Debtors filed a memorandum of law in support of Confirmation of the Plan and in response to certain of the Objections [Docket No. 921] (the “Memorandum of Law”);
          WHEREAS, the affidavits of Mark W. Hianik [Docket No. 918], Warren R. Stearns [Docket No. 916] (the “Stearns Affidavit”) and William J. Fasel [Docket No. 917], together with various exhibits and attachments thereto, were submitted in support of the Plan (and together with the GCG Voting Affidavit, the “Affidavits of Support”);
          WHEREAS, the Bankruptcy Court has reviewed the Plan, the Disclosure Statement, the Solicitation Order, the Affidavits of Service, the Objections, the Memorandum of Law, the Affidavits of Support, and the other pleadings and papers before the Bankruptcy Court in connection with the Confirmation of the Plan;
          WHEREAS, the Bankruptcy Court has (i) heard the statements of counsel in support of Confirmation and (ii) considered the Affidavits submitted into evidence, all as reflected in the record made at the Confirmation Hearing;
          WHEREAS, the Bankruptcy Court has considered all of the evidence submitted at the Confirmation Hearing;
          WHEREAS, the Bankruptcy Court has taken judicial notice of all of the papers and pleadings on file and all prior Court hearings and other matters in these Chapter 11 Cases;

          NOW, THEREFORE, based upon the Court’s review of the Plan, the Disclosure Statement, the Solicitation Order, the GCG Voting Affidavit, the Affidavits of Service, the Objections, the Memorandum of Law, the Affidavits of Support, and upon (i) all of the evidence proffered or adduced and arguments of counsel made at the Confirmation Hearing and (ii) the entire record of these Chapter 11 Cases, and after due deliberation thereon, discussions made on the record at the Confirmation Hearing and good cause appearing therefor, this Court hereby makes and issues the following Findings of Fact, Conclusions of Law and Orders with respect to Confirmation of the Plan (the “Confirmation Order”):
I. FINDINGS OF FACT AND CONCLUSIONS OF LAW. 8
     A. JURISDICTION AND VENUE.
          On the Petition Date, the Debtors commenced these Chapter 11 Cases in good faith by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. Each Debtor was and is qualified to be a debtor under section 109 of the Bankruptcy Code. The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. § 1334. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(L). The Court has subject matter jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157(b)(1) and 1334, and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. Venue was proper as of the Petition Date and continues to be proper before this Court as of the date hereof pursuant to 28 U.S.C. §§ 1408 and 1409.

[8]	The Confirmation Order constitutes the Bankruptcy Court’s findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable herein by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is referred to as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is referred to as a finding of fact.

     B. TECHNICAL SUPPLEMENTATION OF CERTAIN PLAN SUPPLEMENT DOCUMENTS.
     The technical supplementation of certain Plan Supplement documents included in the Supplementary PS Documents filed with the Bankruptcy Court on January 8, 2010, comply with all applicable provisions of the Bankruptcy Code. Such technical supplementation is neither material nor adversely changes the treatment of any Holders of Claims or Interests under the Plan, and is hereby approved pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019.
     C. JUDICIAL NOTICE.
     This Court takes judicial notice of the docket of these Chapter 11 Cases maintained by the clerk of the Court and/or its duly-appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at the hearings held before the Bankruptcy Court during these Chapter 11 Cases, including, without limitation, the hearing to consider the adequacy of the Disclosure Statement and the Confirmation Hearing.
     D. BURDEN OF PROOF.
     The Debtors, as proponents of the Plan, have the burden of proving the elements of subsections 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence and the Debtors have met that burden as further found and determined herein.
     E. SOLICITATION AND NOTICE.
     The Plan, the Disclosure Statement, the Ballots, and all related materials (collectively, the “Solicitation Packages”) were transmitted and served as evidenced by the Affidavits of Service, and such transmittal and service of the Solicitation Packages constitutes due and sufficient notice of the Plan, the Confirmation Hearing, and the deadlines for submitting Ballots accepting or rejecting the Plan and for filing objections to Confirmation of the Plan, and such notice was adequate and sufficient under the circumstances, was given in compliance with Bankruptcy Rules 2002, 3017 and 3020 and the Solicitation Order, and no other or further notice is or shall be required. All parties in interest had a full and fair opportunity to appear and be heard at the Confirmation Hearing.
     F. PUBLICATION NOTICE.
     In accordance with Bankruptcy Rules 2002(1) and 3017(d) and the Solicitation Order, and as evidenced by the Publication AOS, the Debtors published a form of the Confirmation Hearing Notice once each in the USA Today and The Wall Street Journal on November 24, 2009.
     G. ADEQUACY OF NOTICE.
     The Disclosure Statement, the Plan, the Ballots and the Confirmation Hearing Notice were transmitted and served in compliance with the Solicitation Order and the Bankruptcy Rules and such transmittal and service constituted adequate and sufficient notice for the Confirmation Hearing. Furthermore, the Plan Supplement and the Supplementary PS Documents, and any amendments or modifications thereto or to the Exhibits to the Plan, were filed and served in compliance with the Bankruptcy Rules. All parties in interest had a full and fair opportunity to appear and be heard at the Confirmation Hearing and no other or further notice is or shall be required.
     H. BAR DATE.
     On September 11, 2009, the Court entered an order (the “Bar Date Order”) [Docket No. 439] establishing October 30, 2009 as the deadline to file proofs of claim for all Claims against the Debtors that arose prior to the Petition Date and establishing a governmental unit bar date of November 24, 2009.

     I. GOOD FAITH SOLICITATION, NO REQUIREMENT FOR RESOLICITATION
     Votes for acceptance and rejection of the Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, the Solicitation Order, all other applicable provisions of the Bankruptcy Code and all other applicable rules, laws and regulations. Based on the record in these Chapter 11 Cases, the Debtors, the Reorganized Debtors, the members of the Unsecured Creditors Committee, the Prepetition Lenders, the Prepetition Lenders Agents, the Consenting Noteholders, the Notes Indenture Trustees, and each of their respective Related Persons have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and Bankruptcy Rules in compliance with all of their respective activities relating to the solicitation of acceptances of the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code and, accordingly, such parties are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in Article X of the Plan. Based upon the Court’s review of the amendments, modifications and/or supplementation embodied in the Plan, the Plan Supplement and the Supplementary PS Documents, no further solicitation or resolicitation of any holders of Claims or Interests is necessary.
     J. PROPRIETY OF VARIOUS AGREEMENTS AND PLAN RELATED DOCUMENTS.
          1. Based on the evidentiary record presented at the Confirmation Hearing, the terms of each of the Plan Support Agreements and Plan Term Sheets (appended to the Disclosure Statement as Exhibits B and C), in each case as incorporated in the Plan, are fair and reasonable and are in accordance with applicable United States Supreme Court and Third Circuit law.

          2. In light of all of the circumstances and the record in these Chapter 11 Cases, each of the Restructuring Transactions, each of the other transactions in connection with the implementation of the Plan, as identified in Article V of the Plan, and each of the transactions contemplated by or referenced in the Plan, the Plan Supplement, the Supplementary PS Documents, and/or any other Plan Related Documents (as defined in the Plan) is integral to the terms, conditions and settlements contained in the Plan and is critical to the effectuation of the purposes of the Plan. All contracts, instruments, releases, agreements and documents related to, or necessary to implement, effectuate and consummate, the Plan, including, without limitation: (a) each of the Plan Support Agreements and Plan Term Sheets; (b) the New RHDC Notes Indenture and New RHDC Notes; (c) the Registration Rights Agreement; (d) the Shared Services Agreement; (e) each of the Second Amended and Restated Certificate of Incorporation of Reorganized RHDC, Sixth Amended and Restated By-Laws of Reorganized RHDC, Form of Amended and Restated Subsidiary Certificate of Incorporation and Form of Amended and Restated Subsidiary By-Laws; (f) Intercreditor Agreement; (g) Shared Guaranty and Collateral Agreement; (h) each of the Amended and Restated Credit Documents; (i) the Employee Benefit Plans, the Employee Pension Plans, and the Employment and Retirement Benefit Agreements; (j) the MIP Documents; (k) each of the contracts, instruments, agreements and documents to be executed and delivered in connection with the Restructuring Transactions; and (l) the insurance policies providing tail coverage as described in greater detail on Exhibit 10.8.1 of the Plan (filed with the Plan Supplement), are valid, proper and reasonable under the circumstances and due and sufficient notice thereof has been provided in connection with, among other things, approval of the Disclosure Statement and Confirmation of the Plan.
     K. GOOD FAITH NEGOTIATION, IMPLEMENTATION AND CONSUMMATION.

          Each of the Debtors, the Reorganized Debtors, the members of the Unsecured Creditors Committee, the Prepetition Lenders, the Prepetition Agents, the Consenting Noteholders, the Notes Indenture Trustees, as applicable, in their respective capacities, and each of their respective Related Persons participated in good faith in formulating, negotiating (at arm’s length), preparing, disseminating, implementing, administering, soliciting, confirming and/or consummating the Plan, the Disclosure Statement, the Plan Supplement, the Supplementary PS Documents, the Restructuring Transactions, the Plan Term Sheets, the Plan Support Agreements and each of the other contracts or instruments, releases or other agreements or documents created or entered into in connection with the Plan or necessary to implement, effectuate and consummate the Plan, including, without limitation: (a) each of the Plan Support Agreements and Plan Term Sheets; (b) the New RHDC Notes Indenture and New RHDC Notes; (c) the Registration Rights Agreement; (d) the Shared Services Agreement; (e) each of the Second Amended and Restated Certificate of Incorporation of Reorganized RHDC, Sixth Amended and Restated By-Laws of Reorganized RHDC, Form of Amended and Restated Subsidiary Certificate of Incorporation and Form of Amended and Restated Subsidiary By-Laws; (f) the Intercreditor Agreement; (g) the Shared Guaranty and Collateral Agreement; (h) each of the Amended and Restated Credit Documents; (i) the Employee Benefit Plans, the Employee Pension Plans, and the Employment and Retirement Benefit Agreements; (j) the MIP Documents; (k) each of the contracts, instruments, agreements and documents to be executed and delivered in connection with the Restructuring Transactions; and (l) the insurance policies providing tail coverage as described in greater detail on Exhibit 10.8.1 of the Plan (filed with the Plan Supplement). Each of the Debtors, the Reorganized Debtors, the members of the Unsecured Creditors Committee, the Prepetition Lenders, the Prepetition Agents, the Consenting

Noteholders, the Notes Indenture Trustees and each of their respective Related Persons also participated in good faith in each of the actions taken to bring about, and to satisfy each of the conditions precedent to, Confirmation and consummation of the Plan. Accordingly, each of the Debtors, the Reorganized Debtors, the members of the Unsecured Creditors Committee, the Prepetition Lenders, the Prepetition Agents, the Consenting Noteholders, the Notes Indenture Trustees and their respective Related Persons are and shall be entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the provisions set forth in Article X of the Plan. In so determining, the Court has examined, among other things, the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the record of this proceeding and the Plan and all related pleadings, Exhibits, hearings and statements of record regarding Confirmation.
     L. ASSUMPTION OF EXECUTORY AND POSTPETITION CONTRACTS AND UNEXPIRED LEASES AND THE INDEMNIFICATION OBLIGATIONS.
          1. The assumption by the Debtors of all existing executory and postpetition contracts and unexpired leases, with the sole exception of any contracts or leases (i) previously rejected by the Debtors, (ii) previously expired or terminated in accordance with its terms, or (iii) set forth on Exhibit 6.5 to the Plan (filed with the Plan Supplement), is both beneficial and necessary to the Debtors’ and Reorganized Debtors’ business operations upon and subsequent to emergence from chapter 11. (Hianik Aff. ¶ 34.) The assumption of each of these executory and postpetition contracts and unexpired leases pursuant to sections 365 and 1123 of the Bankruptcy Code and the Plan is a sound exercise of the Debtors’ independent business judgment and is in the best interest of the Debtors, their estates and their creditors. Id. The assumption by, assignment to, and revesting in, each relevant Surviving Reorganized Debtor of the applicable Assumed Contracts and Leases (and the rights and obligations thereunder) of each relevant

Predecessor Debtor, pursuant to section 365 of the Bankruptcy Code, the terms of the Plan and the Assumption Notice and Cure Amounts Order, is also a sound exercise of the Debtors’ business judgment and is in the best interest of the Debtors, their estates and their creditors. Id. Based upon, among other things, the Reorganized Debtors’ anticipated financial wherewithal after the Effective Date, including, without limitation, the operating cash and liquidity available to the Reorganized Debtors under the Amended and Restated Credit Documents to fund their post-emergence business operations, each Reorganized Debtor that is assuming a contract or lease pursuant to the Plan, or to which a contract or lease is being or shall be assigned pursuant to the Plan or the Restructuring Transactions, has demonstrated that it will be fully capable of performing under the terms and conditions of the respective contract or lease to be assumed or assumed and assigned on a going forward basis. (Hianik Aff. ¶ 34.) In addition, the assumption of all respective obligations of RHDC and the other Debtors to indemnify and reimburse persons who are or were directors, officers, managers, or employees and agents of the Debtors, whether pursuant to certificates or articles of incorporation, codes of regulation, by-laws, limited liability company agreements, limited liability partnership agreements, applicable state or non-bankruptcy law, or specific agreement or any combination of the foregoing, pursuant to Section 10.8 of the Plan or the terms of the Confirmation Order and the preservation and survival of such obligations on and after the Effective Date are of fundamental importance to the Debtors’ reorganization process, are a sound exercise of the Debtors’ business judgment and are in the best interest of the Debtors, their estates and their creditors. (Hianik Aff. ¶ 36.)
          2. Moreover, except as otherwise provided in the Plan or an order of the Court entered prior to the Effective Date, as of the Effective Date, all of the Debtors’ postpetition contracts and leases (if any) entered into by one or more of the Debtors after the Petition Date shall be treated as though they are executory contracts or unexpired leases under the Plan and the Confirmation Order.
     M. EXEMPTIONS FROM TAXATION.
          Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, including, without limitation, the New RHDC Common Stock, the New RHDC Notes, and any New RHDC Common Stock (or other equity interests, grants, rights or other options) issued under or in connection with the MIP Documents; (b) the creation of any mortgage, deed of trust, Lien, pledge or other security interest, including, without limitation, any mortgage, deed of trust, Lien, pledge or other security interest under or in connection with any of the Amended and Restated Credit Documents and Shared Guaranty and Collateral Agreement; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under or in connection with the Plan, including, without limitation, any merger agreements, agreements of consolidation, restructuring disposition, liquidation or dissolution, deeds, bills of sale, and transfer of tangible property, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the appropriate state or local government officials or agents are hereby directed to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
     N. EXEMPTIONS FROM SECURITIES LAWS.

          The issuance, distribution, transfer or exchange of (a) the New RHDC Common Stock and the New RHDC Notes and (b) any other stock, options, warrants, conversion rights, rights of first refusal or other related rights, contractual, equitable or otherwise, issued, authorized or reserved under or in connection with the MIP Documents or the Plan, shall be, and shall be deemed to be, exempt from registration under any applicable federal or state securities laws to the fullest extent permissible under applicable non-bankruptcy law and under bankruptcy law, including, without limitation, section 1145(a) of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements and instruments entered into on or as of the Effective Date contemplated by or in furtherance of the Plan, including, without limitation, each of the Exhibits to the Plan (filed with the Plan Supplement), the Supplementary PS Documents, any of the Plan Related Documents, and the Restructuring Transactions, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto.
O.	OBJECTIONS TO THE PLAN.
          The Court hereby determines that all objections to the Plan not otherwise withdrawn or consensually resolved at or prior to the Confirmation Hearing shall be, and hereby are, overruled for the reasons the Bankruptcy Court articulated on the record at the Confirmation Hearing and/or set forth in the Debtors’ Memorandum of Law in support of Confirmation of the Plan.
P.	COMPREHENSIVE SETTLEMENT OF CLAIMS AND CONTROVERSIES.
          1. Based upon the Confirmation Brief, the Affidavits, the representations and arguments of counsel for the Debtors and all other testimony given or proffered at the

Confirmation Hearing or prior hearings and the full record of these Chapter 11 Cases, the findings and conclusions of which are hereby incorporated by reference as if fully set forth herein, the Court hereby finds that, pursuant to section 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan, including each of the injunctions, releases, exculpations, indemnifications and discharges set forth in Sections 10.1, 10.2, 10.3, 10.4, 10.5, and 10.8 of the Plan, constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Claim or Interest or any distribution to be made pursuant to the Plan on account of any Allowed Claim or Interest. (Hianik Aff. 16, 32.)
          2. Moreover, based upon the Confirmation Brief, the Affidavits, the representations and arguments of counsel for the Debtors and all other testimony given or proffered at the Confirmation Hearing or prior hearings and the full record of these Chapter 11 Cases, the Court hereby finds that each of the Plan Support Agreements and Plan Term Sheets (appended to the Disclosure Statement as Exhibit B and C), the Plan, the Plan Supplement, the Supplementary PS Documents, the Plan Related Documents and all of the other settlements, compromises and resolutions set forth in or contemplated by the Plan or any of the Plan Related Documents constitutes a fair and reasonable, good faith settlement and compromise of all claims or controversies relating to the rights of holders of Claims against and Interests in the Debtors, including each of the Prepetition Lenders, the Prepetition Agents, the Consenting Noteholders and the parties to the Plan Support Agreements and Plan Term Sheets, and their respective constituents. (Hianik Aff. 16.)
Q.	ESTIMATED VALUE OF PROPERTY TO BE DISTRIBUTED TO HOLDERS OF DMW SENIOR NOTES NOTEHOLDERS CLAIMS AT OR

AROUND THE PROJECTED EMERGENCE DATE OF THE END OF JANUARY 2010
          1. Pursuant to Section 3.5.5(d) of the Plan, the Holders of DMW Senior Notes Noteholders Claims have an Allowed Claim in the aggregate amount of $394 million, plus accrued but unpaid interest, as of the Petition Date. Subject to the qualifications and assumptions described in more detail in the Stearns Affidavit and in the Disclosure Statement (including, without limitation, Article VIII.B. thereof), and based upon, among other things, Lazard’s estimated range of consolidated value of the New RHDC Common Stock to be distributed to the Holders of DMW Senior Notes Noteholders Claims upon emergence, Lazard’s consideration of the potential value of the New RHDC Notes in the aggregate amount of $300 million to be distributed to the Holders of DMW Senior Notes Noteholders Claims upon emergence, the implied market value of the DMW Senior Notes based upon recent trading metrics, and the potential equity value of the New RHDC Common Stock upon emergence implied by the recent trading metrics of the Notes (other than the DMW Senior Notes), Lazard believes that, considering the totality of the circumstances, as of the projected emergence date at the end of January 2010, the value of the property (i.e., the New RHDC Common Stock and the New RHDC Notes) to be distributed to Holders of DMW Senior Notes Noteholders Claims under the Plan will not be less than 100% of the amount of the Allowed Claims of such Holders. (Stearns Aff. 25.)
R.	APPROVAL OF THE DISCHARGES, RELEASES, INJUNCTIONS, INDEMNIFICATIONS AND EXCULPATIONS PROVIDED UNDER THE PLAN.
          1. In approving the discharges, releases, injunctions, indemnifications and exculpations provided under the Plan, including those set forth in Sections 10.1, 10.2, 10.3, 10.4,

10.5 and 10.8 of the Plan, this Court considered, among other things, (1) the identity of interest between the Debtors and certain third parties (including the current and former officers and directors of the Debtors) in connection with the negotiation and effectuation of the Plan Support Agreements and the Plan Term Sheets, the negotiation, documentation and implementation of the Plan, the Plan Supplement, the Supplemental PS Documents and the other Plan Related Documents, and the successful and expeditious reorganization of the Debtors; (2) the substantial contributions made by the relevant non-Debtors to the Debtors’ reorganization in formulating, negotiating at arm’s length, preparing, disseminating, implementing, administering, soliciting, confirming and/or consummating the Plan; (3) the integral nature of the discharges, releases, injunctions, indemnifications and exculpations to the Plan as a whole, the Debtors’ reorganization efforts and the continued success of the Reorganized Debtors; (4) the acceptance of the Plan, which gives effect to the discharges, releases, injunctions, indemnifications and exculpations therein, by an overwhelming majority of the holders of Claims, as set forth in the GCG Voting Affidavit; (5) provision in the Plan for the payment of all or a substantial portion of the Claims of those classes of creditors potentially affected by the discharges, releases, injunctions, indemnifications and exculpations; and (6) the fact that the Plan, which gives effect to the discharges, releases, injunctions, indemnifications and exculpations therein, is the product of extensive arm’s-length negotiations among the Debtors, the Consenting Noteholders, the Prepetition Lenders, the Prepetition Agents and the members of the Unsecured Creditors Committee and each of their respective Related Parties.
          2. Moreover, each of the discharges, releases, injunctions, indemnifications and exculpations provided under the Plan, including those set forth in Sections 10.1, 10.2, 10.3, 10.4, 10.5 and 10.8 of the Plan, is (1) integral to the terms, conditions and settlements contained in the Plan; (2) fair, equitable, reasonable and in the best interest of the Debtors; (3) appropriate in connection with the reorganization of the Debtors; and (4) supported by fair and reasonable consideration. (Hianik Aff. 32.) In light of all of the circumstances and the record in these Chapter 11 Cases, each of the discharges, releases, injunctions, indemnifications and exculpations provided under the Plan is fair and reasonable to all parties in interest. In addition, each of the discharge, release, injunctive, indemnification and exculpation provisions set forth in the Plan and this Confirmation Order is: (i) within the jurisdiction of the Bankruptcy Court under 28 U.S.C. §§ 1334(a), 1334(b) and 1334(d); (ii) an essential means of implementing the Plan pursuant to section 1123(a)(6) of the Bankruptcy Code; (iii) an integral element of the transactions incorporated into the Plan; (iv) beneficial to, and in the best interests of, the Debtors, their estates and their creditors; (v) critical to the overall objectives of the Plan to finally resolve all Claims among or against the parties-in-interest in the Chapter 11 Cases with respect to each of the Debtors; and (vi) consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.
          2. The entirety of the Plan, including the release, injunction, indemnification, exculpation, discharge, assumption and related provisions, has been reviewed by senior management of the Company with the Board of Directors of RHDC. (Hianik Aff. 32.) In addition, the scope and identity of the Released Parties that are the subject of, among other things, the exculpation and release provisions set forth in the Plan is appropriate in light of, among other things, the significant roles played by various of the Released Parties in connection with the negotiation and execution of the Plan Related Documents including, without limitation, the Plan Support Agreements, Plan Term Sheets, the Disclosure Statement, the Plan, the Plan Supplement, the Supplementary PS Documents, the Plan Related Documents, and each of the documents and agreements attached as Exhibits to the Plan, each of which is instrumental to the Debtors’ emergence from chapter 11. (Hianik Aff. 33.)
S.	GCG VOTING AFFIDAVIT.
          1. As evidenced by the GCG Voting Affidavit, all procedures used to distribute solicitation materials to the applicable holders of Claims and to tabulate the Ballots were fair and conducted in accordance with the Solicitation Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules of the United States Bankruptcy Court for the District of Delaware, and all other applicable rules, laws and regulations.
          2. As described more fully in the GCG Voting Affidavit, every Impaired Class that was entitled to submit a Ballot and was populated with known or existing Holders of Claims, voted overwhelmingly in favor of the Plan, as follows:

Description of
Class	Class Designation
Noteholders Claims	1E (RHDC), 2D (DMI), 3E (RHDI), 4E (DMW Senior Notes), 4F (DMW Senior Subordinated Notes)

RHDI Noteholders Guaranty Claims	1F (RHDC), 10E through 16E (RHDI Guarantor Debtors)

Prepetition Lenders Claims	3D (RHDI), 4D (DMW), 5D (DME)

Prepetition Lenders Guaranty Claims	1D (RHDC), 6D and 7D (DMW Guarantor Debtors), 8D and 9D (DME Guarantor Debtors), and 10D through 16D (RHDI Guarantor Debtors)

Convenience Claims	1C (RHDC), 2C (DMI), 3C (RHDI), 4C (DMW), 5C (DME), 6C and 7C (DMW Guarantor Debtors), 8C and 9C (DME Guarantor Debtors) 10C through 16C (RHDI Guarantor Debtors), 17C through 19C (Non-Guarantor Debtors other than RHD Service LLC)

General Unsecured Claims	1G (RHDC), 2E (DMI), 3F (RHDI), 4G (DMW), 5E (DME), 6E and 7E (DMW Guarantor Debtors), 8E and 9E (DME Guarantor Debtors), 10F through 16F (RHDI Guarantor Debtors), 17D through 19D (Non-Guarantor Debtors other than RHD Service LLC)

Intercompany Claims	1H (RHDC), 2F (DMI), 3G (RHDI), 4H (DMW), 5F (DME), 6F and 7F (DMW Guarantor Debtors), 8F and 9F (DME Guarantor Debtors), 10G through 16G (RHDI Guarantor Debtors), 17E through 19E (Non-Guarantor Debtors other than RHD Service LLC), 20A (RHD Service LLC)

T.	SATISFACTION OF CONDITIONS TO CONFIRMATION.
          Each of the conditions precedent to Confirmation of the Plan, as set forth in Section 9.1 of the Plan, has been satisfied and/or waived. Furthermore, each of the conditions precedent to the occurrence of the Effective Date, as set forth in Section 9.2 of the Plan, has been satisfied, is reasonably likely to be satisfied or is reasonably likely to be waived in accordance with Section 9.3 of the Plan on or prior to the Effective Date.
U.	COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE.
A.	Section 1129(a)(1) — Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.
          The Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code, including, without limitation, sections 1122 and 1123 of the Bankruptcy Code. The Plan fully complies with each requirement of section 1123(a) of the Bankruptcy Code.
a.	Sections 1122 and 1123(a)(1)-(4) — Classification and Treatment of Claims and Interests.
          1. The Plan constitutes a separate plan of reorganization for each of the Debtors. (Plan § 3.1.1(b)) In accordance with section 1122(a) of the Bankruptcy Code, Article III of the Plan classifies each Claim against and Interest in the Debtors into a Class containing only substantially similar Claims or Interests. (Plan Art. III.)
          2. In accordance with section 1123(a)(1) of the Bankruptcy Code, Article III of the Plan properly classifies all Claims and Interests that require classification. In particular, Article III of the Plan segregates into separate classes with respect to each applicable Debtor Priority Non-Tax Claims (Classes 1A through 19A), Other Secured Claims (Classes 1B through 19B), Convenience Claims (Classes 1C through 19C), Noteholders Claims (Classes 1E, 2D, 3E,

4E, 4F), RHDI Noteholders Guaranty Claims (Classes 1F, 10E through 16E), Prepetition Lenders Claims (Classes 3D, 4D, 5D), Prepetition Lenders Guaranty Claims (Classes 1D, 6D through 16D), General Unsecured Claims (Classes 1G, 2E, 3F, 4G, 5E through 9E, 10F through 16F, 17D through 19D), Intercompany Claims (Classes 1H, 2F, 3G, 4H, 5F through 9F, 10G through 16G, 17E through 19E, and 20A), RHDC Interests (Class 1I), and Interests in Debtors Other Than RHDC (Classes 2G, 3H, 4I, 5G through 9G, 10H through 16H, 17F through 19F, and 20B). (Hianik Aff. 12.) The number of classes reflects the diverse classification of those Claims against and Interests in the various Debtors, and the legal rights under the Bankruptcy Code of each of the holders of Claims or Interests within that Class. (Hianik Aff. 12.)
          3. In accordance with section 1123(a)(2) of the Bankruptcy Code, Article III of the Plan identifies and describes each Class of Claims or Interests that is not impaired under the Plan. In particular, Article III of the Plan indicates that Claims and Interests in Classes 1A through 19A (Priority Non-Tax Claims), 1B through 19B (Other Secured Claims), 2G, 3H, 4I, 5G through 9G, 10H through 16H, 17F through 19F, and 20B (Interests in Debtors Other Than RHDC) are not impaired under the Plan. (Plan Art. III.)
          4. In accordance with section 1123(a)(3) of the Bankruptcy Code, Article III of the Plan identifies and describes any Class of Claims or Interests that is impaired under the Plan. In particular, Article III of the Plan specifies that Claims in Classes 1C through 19C (Convenience Claims), 1E, 2D, 3E, 4E, 4F (Noteholders Claims) 1F, 10E through 16E (Noteholders Guaranty Claims), 3D, 4D, 5D (Prepetition Lenders Claims), 1D, 6D through 16D (Prepetition Lenders Guaranty Claims), 1G, 2E, 3F, 4G, 5E through 9E, 10F through 16F, 17D through 19D (General Unsecured Claims), 1H, 2F, 3G, 4H, 5F through 9F, 10G through 16G,

17E through 19E, 20A (Intercompany Claims), and 1I (RHDC Interests) are impaired under the Plan. (Plan Art. III.)
          5. In accordance with section 1123(a)(4) of the Bankruptcy Code, the Plan provides the same treatment for each Claim or Interest of a particular Class unless the holder of such a Claim or Interest agrees to less favorable treatment. (Plan § 3.2.1(b).)
          6. Due to their entitlement to priority status under section 507(a) of the Bankruptcy Code, Priority Non-Tax Claims have been separately classified in Classes 1A through 19A. (Plan Art. III) Based on their secured status, Other Secured Claims against each of the Debtors have been separately classified in Classes 1B through 19B. (Plan Art. III) Convenience Claims against each of the Debtors have been separately classified in Classes 1C through 19C for administrative convenience, as authorized under section 1122(b) of the Bankruptcy Code. Noteholders Claims have been separately classified in Classes 1E, 2D, 3E, 4E, and 4F because of, among other things, the Noteholders’ unique claims under the relevant Notes, Notes Indentures and related documents. RHDI Noteholders Guaranty Claims have been separately classified in Classes 1F, and 10E through 16E because of, among other things, the Noteholders’ unique claims under the RHDI Noteholders Guaranty. Prepetition Lenders Claims have been separately classified in Classes 3D, 4D, and 5D because of, among other things, the Prepetition Lenders’ unique claims under those certain prepetition credit agreements and related documents. Prepetition Lenders Guaranty Claims have been separately classified in Classes 1D and 6D through 16D because of, among other things, the Prepetition Lenders’ unique claims under the DMW Lenders Guaranty & Collateral Agreement, DME Lenders Guaranty & Collateral Agreement and RHDI Lenders Guaranty & Collateral Agreement. General Unsecured Claims have been separately classified in Classes 1G, 2E, 3F, 4G, 5E through 9E, 10F through

16F, and 17D through 19D. Due to their unique nature, Intercompany Claims have been separately classified in Classes 1H, 2F, 3G, 4H, 5F through 9F, 10G through 16G, 17E through 19E, and 20A. RHDC Interests and the Interests in Debtors Other Than RHDC are each separately classified as Classes 1I, 2G, 3H, 4I, 5G through 9G, 10H through 16H, 17F through 19F, and 20B. (Hianik Aff. 12.)
          7. Accordingly, the Plan satisfies the requirements of sections 1122 and 1123(a)(1)-(4).
b.	Section 1123(a)(5) — Adequate Means for Implementation of the Plan.
          In accordance with section 1123(a)(5) of the Bankruptcy Code, the Plan, including Article V of the Plan, provides adequate means for its implementation, including, among other things: (i) except as otherwise provided under the Plan or the Restructuring Transactions, the continued corporate existence of the Debtors and the vesting of assets in the Reorganized Debtors under Section 5.6 of the Plan; (ii) the adoption of the corporate constituent documents that will govern the Reorganized Debtors and the identification of the initial boards of directors of the Reorganized Debtors as provided in Sections 5.2.1 and 5.2.2 of the Plan, respectively; (iii) the issuance of new securities for distribution in accordance with the terms of the Plan, as detailed in Section 5.3 of the Plan; (iv) the entry by the Reorganized Debtors into the Amended and Restated Credit Documents, as detailed in Section 5.5 of the Plan; (v) the cancellation of prepetition notes, instruments, debentures, and RHDC Interests (in each case, to the extent provided in the Plan as detailed in Section 5.7); (vi) the consummation of any Restructuring Transactions in connection with Section 5.12 of the Plan, including the Restructuring Transactions set forth on Exhibit 5.12 of the Plan (filed with the Plan Supplement); (vii) the cancellation of any Lien securing any Other Secured Claim (to the extent provided for in the Plan), as detailed in Section 5.8 of the Plan; (viii) the retention of certain rights of action by the Reorganized Debtors pursuant to Section 5.13 of the Plan; (ix) the various discharges, releases, injunctions, indemnifications and exculpations provided in Article X of the Plan; (x) the continuation of certain employee compensation and benefit programs and the adoption of the MIP Documents, as described in Sections 5.9 and 5.10 of the Plan; and (xi) the assumption, assumption and assignment or rejection of executory contracts and unexpired leases to which any Debtor is a party, as stated in Article VI of the Plan. Accordingly, the provisions in the Plan comply with section 1123(a)(5) of the Bankruptcy Code.
c.	Section 1123(a)(6) — Prohibition Against the Issuance of Nonvoting Equity Securities and Adequate Provisions for Voting Power of Classes of Securities.
          In accordance with section 1123(a)(6) of the Bankruptcy Code, the Reorganized Debtors’ charters, bylaws or similar constituent documents (including those set forth as Exhibits 5.2.1(1) and 5.2.1(2) to the Supplementary PS Documents) contain provisions prohibiting the issuance of nonvoting equity securities and provide for the appropriate distribution of voting power among all classes of equity securities authorized for issuance. In particular, Section 5.2.1(a) of the Plan provides that the Certificates of Incorporation of each of the Reorganized Debtors will, among other things, prohibit the issuance of nonvoting equity securities to the extent required under section 1123(a) of the Bankruptcy Code. (Plan § 5.2.1(a).) This prohibition is stated in the Second Amended and Restated Certificate of Incorporation of Reorganized RHDC filed as Exhibit 5.2.1(1) of the Plan (filed with the Supplementary PS Documents). (Plan Ex. 5.2.1(1).) Accordingly, the provisions in the Plan comply with section 1123(a)(6) of the Bankruptcy Code.
d.	Section 1123(a)(7) — Selection of Directors and Officers in a Manner Consistent with the Interests of Creditors and Equity Security Holders and Public Policy.

          1. In accordance with section 1123(a)(7) of the Bankruptcy Code, the provisions of the Plan and the Reorganized Debtors’ charters, bylaws and similar constituent documents regarding the manner of selection of officers and directors of the Reorganized Debtors are consistent with the interests of creditors and equity security holders and with public policy. (Hianik Aff. 13(vi).) In accordance with Section 5.2.2 of the Plan and as listed on Exhibit 5.2.2 of the Plan (filed with the Supplementary PS Documents), the initial board of directors of Reorganized RHDC shall consist of the following seven (7) directors: (i) David C. Swanson, (ii) Alan F. Schultz, (iii) Mark McEachen, (iv) Jonathan B. Bulkeley, (v) W. Kirk Liddell, (vi) Richard Kuersteiner, and (vii) Eugene I. Davis. On the Effective Date, consistent with Section 5.2.2 of the Plan, the term of any current directors of the board of directors of RHDC not identified as directors of Reorganized RHDC on Exhibit 5.2.2 to the Plan (filed with the Supplementary PS Documents) shall expire, and such persons shall be deemed to have been removed as a director on the Effective Date. In accordance with the Plan, all existing executive officers of Reorganized RHDC shall continue to serve in their existing capacities on and after the Effective Date. (Hianik Aff. 13(vi).) In accordance with Section 5.2.4 of the Plan, the board of directors of each Reorganized Debtor (other than Reorganized RHDC) is identified and listed on Exhibit 5.2.4 of the Plan (filed prior to the Confirmation Hearing). In addition, in accordance with the Plan, all existing executive officers of the Reorganized Debtors shall continue to serve in their existing capacities on and after the Effective Date. Id.
     2. The composition of the initial board of directors of Reorganized RHDC and the other Reorganized Debtors was the subject of extensive negotiation among the constituencies and was a key ingredient of the Noteholders Plan Term Sheet. In light of the foregoing, the manner of selection of the initial directors of Reorganized Debtors as set forth in the Plan, the Certificate of Incorporation and By-Laws or other constituent documents of the applicable Reorganized Debtor and applicable state law, is consistent with the interests of the holders of Claims and Interests and public policy. (Plan §5.2, Hianik Aff. 13(vi).) Accordingly, the Plan satisfies the requirements of 1123(a)(7) of the Bankruptcy Code.
e.	Section 1123(b)(1) — Impairment of Claims and Interests.
          As permitted by section 1123(b)(1) of the Bankruptcy Code, Article III of the Plan provides for the impairment of certain classes of Claims and Interests, while leaving other Classes unimpaired. The Plan thus modifies the rights of the holders of certain Claims and Interests and leaves the rights of others unaffected.
f.	Section 1123(b)(2) — Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases.
          In accordance with section 1123(b)(2) of the Bankruptcy Code, Article VI and other provisions of the Plan and this Confirmation Order provide for the assumption, assumption and assignment or rejection of the executory contracts and unexpired leases of the Debtors that have not been previously assumed, assumed and assigned or rejected pursuant to section 365 of the Bankruptcy Code and appropriate authorizing orders of the Bankruptcy Court; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend Exhibit 6.5 of the Plan (filed with the Plan Supplement) to: (i) delete any executory contract or unexpired lease listed therein, thus providing for its assumption pursuant hereto; or (ii) add any executory contract or unexpired lease to Exhibit 6.5, thus providing for its rejection. (Plan Art. VI.) Accordingly, the Plan provisions comply with section 1123(b)(2) of the Bankruptcy Code.
g.	Section 1123(b)(3) — Retention, Enforcement and Settlement of Claims Held by the Debtors.

          In accordance with section 1123(b)(3) of the Bankruptcy Code, Section 10.7 of the Plan provides that, except as otherwise provided in the Plan, this Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with the Plan, the Debtors and their Estates shall retain the Litigation Claims. The Plan further provides that the Reorganized Debtors, as the successors in interest to the Debtors and their Estates, may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims as set forth at Exhibit 1.1.113 of the Plan (filed with the Plan Supplement). In the Plan, the Debtors or the Reorganized Debtors also expressly reserve all rights to prosecute any and all Litigation Claims against any Person, except as otherwise expressly provided in the Plan, and no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Litigation Claims upon, after, or as a consequence of Confirmation or the occurrence of the Effective Date. (Plan § 10.7.) Accordingly, the provisions in the Plan comply with section 1123(b)(5) of the Bankruptcy Code.
h.	Section 1123(b)(6) — Other Provisions Not Inconsistent with Applicable Provisions of the Bankruptcy Code.
          Moreover, in accordance with section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with the applicable provisions of the Bankruptcy Code, including: (i) the provisions of Article III of the Plan governing treatment on account of Allowed Claims; (ii) the provisions of Article VII of the Plan governing distributions under the Plan; and (iii) the provisions of Article XI of the Plan regarding retention of jurisdiction by the Bankruptcy Court over certain matters after the Effective Date. (Plan Art. III, VII and XI.) Such provisions, and all other provisions of the Plan, are consistent with the Bankruptcy Code in accordance with section 1123(b)(6) of the Bankruptcy Code.
i.	Section 1123(d) — Cure of Defaults.
          In accordance with section 1123(d) of the Bankruptcy Code, Section 6.2 of the Plan and this Confirmation Order provide for the satisfaction of any monetary amounts by which each executory contract and unexpired lease to be assumed is in default by payment of the default amount in cash on the Effective Date or on such other terms as the parties to each such executory contract or unexpired lease may otherwise agree in accordance with section 365(b)(1) of the Bankruptcy Code. All cure amounts (including, without limitation, the Cure Amounts) have been fixed or will be fixed pursuant to the Assumption Notice and Cure Amounts Order or, to the extent applicable, by separate order of the Bankruptcy Court. (Plan § 6.2.) Accordingly, the Plan satisfies the requirements of section 1123(d) of the Bankruptcy Code.
j.	The Plan Complies With Bankruptcy Rule 3016
          The Plan is dated and identifies the entities submitting it as proponents, thereby satisfying Bankruptcy Rule 3016(a). Other than conduct otherwise enjoined by the Bankruptcy Code, the Plan describes in specific and conspicuous language all acts to be enjoined and identifies the entities subject to such injunction, in accordance with Bankruptcy Rule 3016(c).
k.	Section 1129(a)(2) — Compliance with Applicable Provisions of the Bankruptcy Code.
          The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including section 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018. The Disclosure Statement and the procedures by which the Ballots for acceptance or rejection of the

Plan were solicited and tabulated were fair, properly conducted and in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Solicitation Order and any and all other applicable rules, laws and regulations. Votes with respect to the Plan were solicited in good faith and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules and the Solicitation Order. Based on the record before the Court, the Debtors, the Reorganized Debtors, the members of the Unsecured Creditors Committee, the Prepetition Lenders, the Prepetition Lender Agents, the Consenting Noteholders, the Notes Indenture Trustees, and each of their respective Related Persons have solicited votes on the Plan and/or participated in the activities described in section 1125 of the Bankruptcy Code in good faith, within the meaning of section 1125(e) of the Bankruptcy Code, and in compliance with the applicable provisions of the Solicitation Order, the Bankruptcy Code, and the Bankruptcy Rules. The Debtors, Reorganized Debtors, and each of their respective Related Persons, acting in such capacity, have acted in “good faith,” within the meaning of section 1125(e) of the Bankruptcy Code and all other applicable rules, laws and regulations, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the exculpation and limitation of liability provisions in Section 10.5 of the Plan and Paragraph II.P of this Confirmation Order.
l.	Section 1129(a)(3) — Proposal of the Plan in Good Faith.
          1. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. Based on the evidence presented at the Confirmation Hearing and the entire record of these Chapter 11 Cases, the Bankruptcy Court hereby finds and concludes that the Plan has been proposed with the legitimate purpose of reorganizing the affairs of each of the Debtors and maximizing the returns available to creditors and other parties in interest. Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Plan is designed to allow each of the Debtors to reorganize on a going concern basis while maximizing recoveries to their creditors and providing the Reorganized Debtors with a capital structure that will allow the Reorganized Debtors to satisfy their obligations with sufficient liquidity and capital reserves and to fund necessary capital expenditures and otherwise conduct their business in the ordinary course. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan Support Agreements and Plan Term Sheets, the Plan itself, the process leading to its formulation, and the solicitation of votes in support of the Plan. Accordingly, the Plan satisfies the “good faith” requirement of section 1129(a)(3) of the Bankruptcy Code.
          2. Moreover, the Plan itself and the arm’s length negotiation among the Debtors, the Prepetition Lenders, the Prepetition Agents, the Consenting Noteholders, the Unsecured Creditors Committee and each of their respective representatives, leading to the Plan’s formulation (including, without limitation, the Plan Support Agreements and the Plan Term Sheets), as well as the overwhelming support of creditors for the Plan, reflect the result of these arm’s length negotiations, embody the best interests of all the constituencies of the Debtors’ estates and provide independent evidence of the Debtors’ good faith in proposing the plan. (Hianik Aff. 16.) Accordingly, the Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.
m.	Section 1129(a)(4) — Court Approval of Certain Payments as Reasonable.
          In accordance with section 1129(a)(4) of the Bankruptcy Code, no payment for services or costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incidental to the Chapter 11 Cases, including Claims for professional fees, has been or will be made by a Debtor other than payments that have been authorized by order of the Bankruptcy Court. (Hianik Aff. 17.) Section 2.1 of the Plan provides for the payment of various Administrative Claims, including Claims for professional fees, which are subject to Bankruptcy Court approval and the standards of the Bankruptcy Code. (Plan § 2.1.) In addition, the Notes Indenture Trustee Fees which are payable by the Debtors pursuant to Section 12.8 of the Plan will be subject to a “reasonableness” standard. (Plan §§ 1.1.134, 12.8.) Accordingly, the provisions in the Plan comply with section 1129(a)(4) of the Bankruptcy Code.
n.	Section 1129(a)(5) — Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy.
          In the Disclosure Statement, the Plan, and Exhibits 5.2.2 and 5.2.4 to the Plan (filed with the Supplementary PS Documents or prior to the Confirmation Hearing), the Debtors have disclosed all necessary information regarding the Debtors’ and Reorganized Debtors’ officers and directors, including for those directors and officers who may constitute insiders, the compensation paid or to be paid as of the Effective Date. The appointment or continuance of the proposed directors and officers is consistent with the interests of the holders of Claims and Interests and with public policy. (Hianik Aff. 18.) Accordingly, the Plan satisfies the requirements of section 1129(a)(5) of the Bankruptcy Code.
o.	Section 1129(a)(6) — Approval of Rate Changes.
          The Debtors’ current businesses do not involve the establishment of rates over which any regulatory commission has or will have jurisdiction after Confirmation.
p.	Section 1129(a)(7) — Best Interests of Holders of Claims and Interests.
          1. Each Holder of an Impaired Claim that has not accepted the Plan will on account of such Claim, as demonstrated by the liquidation analysis included as Exhibit F to the Disclosure Statement, receive or retain property under the Plan having a value, as of the Effective Date, that is not less than the amount that such Holder would so receive or retain if the

Debtors were liquidated under chapter 7 of the Bankruptcy Code on the Effective Date. (Fasel Aff. 13.)
          2. The liquidation analysis annexed to the Disclosure Statement as Exhibit F(the “Liquidation Analysis”), including the methodology used and estimations and assumptions made therein, and the evidence related thereto that was proffered at the Confirmation Hearing, (a) are persuasive and credible as of the dates such evidence was prepared, presented or proffered, (b) have not been controverted by other persuasive evidence and have not been challenged, (c) are based upon reasonable and sound assumptions, and (d) provide a reasonable estimate of the liquidation value of the Debtors’ Estates upon a conversion to a chapter 7 proceeding. (Fasel Aff. 12.) Therefore, the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.
q.	Section 1129(a)(8) — Acceptance of the Plan by Each Impaired Class.
          1. Pursuant to section 1129(a)(8) of the Bankruptcy Code, all classes of Claims and Interests have either accepted the Plan or are unimpaired. Specifically, each of the Convenience Claims (other than Classes 12C, 14C and 19C), Noteholders Claims, RHDI Noteholders Guaranty Claims, Prepetition Lenders Claims, Prepetition Lenders Guaranty Claims, General Unsecured Claims, and Intercompany Claims were entitled to vote on the Plan, and each such Class overwhelmingly voted to accept the Plan. (GCG Voting Aff. 3,15.) Although the Plan includes Classes 12C, 14C and 19C (Convenience Claims against various of the Debtors) and Classes 4H, 5F, 7F, 9F, 11G, 13G, 14G, 15G, 17E or 19E (Intercompany Claims against various of the Debtors) in its classification structure, as of the Voting Deadline, none of such Classes contained any Claims. (GCG Voting Aff. fn. 3, 5) Accordingly, the Court hereby determined that, consistent with Section 3.1.1(a) of the Plan, section 1129(a)(8) of the

Bankruptcy Code does not apply with respect to Classes 12C, 14C and 19C and Classes 4H, 5F, 7F, 9F, 11G, 13G, 14G, 15G, 17E or 19E. Classes 1A through 19A and 1B through 19B, and Classes 2G, 3H, 4I, 5G through 9G, 10H through 16H, 17F through 19F, and 20B are Unimpaired under the Plan and are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Accordingly, section 1129(a)(8) of the Bankruptcy Code has been satisfied with respect to all Classes of Claims and Interests. (Hianik Aff. 21.)
          2. Class 1I is impaired and deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. As provided in Section I.T.A.w below, the Plan satisfies the requirements of section 1129(b) with respect to Class 1I as a matter of law.
r.	Section 1129(a)(9) — Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.
          1. The Plan also meets the requirements regarding the payment of Administrative Claims, Priority Tax Claims, and Priority Non-Tax Claims as set forth in section 1129(a)(9) of the Bankruptcy Code.
          2. Section 2.1(a) of the Plan as modified by this Confirmation Order provides that either (i) the latest to occur of (a) the Effective Date (or as soon as practicable thereafter), (b) the date upon which such Administrative Expense Claim becomes an Allowed Claim and (c) such other date as agreed upon by the Debtors and the Holder of such Administrative Expense Claim, or (ii) on such other date as the Bankruptcy Court may order, each Holder of an Allowed Administrative Expense Claim shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Claim, (x) cash equal to the full unpaid amount of such Allowed Administrative Expense Claim, or (y) such other treatment as the applicable Debtor and such Holder shall have agreed; provided, however, that Allowed Administrative Expense Claims not yet due or that represent obligations incurred by the Debtors in the ordinary course of their business during these Chapter 11 Cases, or assumed by the Debtors during these Chapter 11 Cases, shall be paid or performed when due in the ordinary course of business and in accordance with the terms and conditions of the particular agreements governing such obligations. (Plan §2.1.)
          3. Section 2.2 of the Plan provides that except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment (in which event such other agreement shall govern), each Holder of an Allowed Priority Tax Claim against any of the Debtors that is due and payable on or before the Effective Date shall receive, on account of and in full and complete settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, cash equal to the amount of such Allowed Priority Tax Claim on the later of (i) the Effective Date (or as soon as practicable thereafter) and (ii) the date such Priority Tax Claim becomes an Allowed Claim, or as soon thereafter as practicable. Section 7.2 of the Plan also provides that all Allowed Priority Tax Claims against any of the Debtors which are not due and payable on the Effective Date shall be paid in the ordinary course of business by the Reorganized Debtors in accordance with the terms thereof. (Plan §2.2.)
          4. Article III of the Plan provides that except to the extent that a Holder of an Allowed Claim in Classes 1A through 19A (Priority Non-Tax Claim) has agreed in writing to a different treatment (in which event such other writing will govern), each Holder of an Allowed Priority Non-Tax Claim that is due and payable on or before the Effective Date shall receive, on account of, and in full and complete settlement, release and discharge of and in exchange for, such Claim, at the election of the Debtors: (i) cash equal to the amount of such Allowed Priority Non-Tax Claim in accordance with section 1129(a)(9) of the Bankruptcy Code, on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, or (ii) such other treatment required to render such Allowed Priority Non-Tax Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code. All Allowed Claims in Classes 1A through 19A which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such claims become due and payable in the ordinary course of business in accordance with the terms thereof.
          5. Accordingly, the provisions in the Plan comply with section 1129(a)(9) of the Bankruptcy Code.
s.	Section 1129(a)(10) — Acceptance By at Least One Impaired, Non-Insider Class.
          1. As evidenced by the GCG Voting Affidavit and as reflected in the record of the Confirmation Hearing, at least one Impaired Class of Claims has voted in sufficient number and amount to accept the Plan, determined without including the acceptance by any insider, with respect to every Debtor (with the sole potential exception of RHD Service LLC (“RHD Service”)). Accordingly, the Court hereby finds and determines that section 1129(a)(10) has been satisfied in connection with each of the Debtors.
          RHD Service contains only one Class of Claims that was designated as Impaired as of the Date that the Plan was filed. That Class of Claims (Class 20A) consists solely of three intercompany claims, each of which voted to accept the Plan. (GCG Voting Aff. fn, 4.) With respect to RHD Service, as of the Petition Date, there were no Holders of Claims, and as of the date of the Confirmation Hearing, there are no Holders of Claims, other than the foregoing intercompany claims. (GCG Voting Aff. fn, 4.) In addition, in consideration of, among other things, the full payment of the aggregate principal amount owing to the three RHD Service creditors in Class 20A, pursuant to Section 3.11.1(b) of the Plan, the proceeds of which such creditors intend to remit to the applicable Prepetition Lenders Agent on or after the Effective Date in accordance with the terms of the applicable Amended and Restated Credit Document, and based upon the other reasons set forth in the Hianik Affidavit, each of the RHD Service creditors in Class 20A has, since the Plan was filed, knowingly and voluntarily entered into an accord and satisfaction, pursuant to which each creditor has agreed that the cash distribution of the principal amount owed to it under Section 3.11.1(b) of the Plan is, and shall be deemed to be, in full and complete satisfaction of its respective Claim without the payment of interest or any other or further amounts. (Hianik Aff. 23.) Accordingly, pursuant to section 1124 of the Bankruptcy Code, the Claims in Class 20A are unimpaired. Therefore, based upon all of the evidence in the record in these Chapter 11 Cases, including the Hianik Affidavit and GCG Voting Affidavit, and the facts and circumstances with respect to RHD Service, the Court hereby finds and concludes that section 1129(a)(10) of the Bankruptcy Code has been satisfied with respect to each of the Debtors (including RHD Service).
t.	Section 1129(a)(11) — Feasibility of the Plan.
          Although the Debtors’ businesses operate in highly competitive industry and markets, and although it is impossible to predict with certainty the precise future profitability of the Debtors’ businesses or industries and markets in which the Debtors operate, as demonstrated by the Debtors’ financial projections contained in Exhibit E to the Disclosure Statement and the evidence in the record, including, without limitation, the Hianik and Stearns Affidavits, Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors, the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan. (Hianik Aff. 24; Stearns Aff. 16.) Based upon all of the evidence in the record, including, without limitation, the Hianik and Stearns Affidavits, upon the Effective Date, the Reorganized Debtors will have sufficient operating cash and liquidity to meet their financial obligations under the Plan and to fund ongoing business operations. (Hianik Aff. 25; Stearns Aff. 17.) Therefore, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code.
u.	Section 1129(a)(12) — Payment of Bankruptcy Fees.
          Section 12.7 of the Plan provides that all fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. (Plan § 12.7.)
v.	Section 1129(a)(13) — Retiree Benefits.
          The Plan provides that except and to the extent previously assumed by an order of the Bankruptcy Court, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Employee Pension Plans, all Employee Benefit Plans, including the Employment and Retirement Benefit Agreements, of the Debtors, as amended or modified, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before, on or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed except for (i) executory contracts or plans specifically rejected pursuant to the Plan, and (ii) executory contracts or plans that have previously been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts; provided, however, that (x) the Debtors shall pay all “retiree benefits” (as defined in section 1114(a) of the Bankruptcy Code), and (y) the Debtors shall amend those certain Employment and Retirement Benefit Agreements attached as Exhibit 5.9.1 of the Plan (filed with the Plan Supplement) substantially in the form of the amendments attached as Exhibit 5.9.1 of the Plan. (Plan § 5.9.1.) Accordingly, the Plan satisfies section 1129(a)(13) of the Bankruptcy Code.

w.	Section 1129(b) — Confirmation of the Plan Over the Nonacceptance of an Impaired Class.
          1. In light of the overwhelming acceptance of the Plan by all classes of creditors entitled to vote thereon (as set forth in greater detail in the GCG Voting Affidavit), section 1129(b) of the Bankruptcy Code is implicated by the Plan solely with respect to Class 1I, which consists of the Holders of all RHDC Interests in RHDC. The Plan nevertheless satisfies all of the requirements of section 1129(b) of the Bankruptcy Code with respect to Class 1I. Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan shall be confirmed notwithstanding the fact that Class 1I is impaired and deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. In particular, the “fair and equitable” requirement of section 1129(b)(2)(C) has been satisfied with respect to Class 1I because: (i) there are no Classes junior to Class 1I that will receive any distributions under the Plan and (ii) no Class of Claims or Interests senior to the Interests in Class 1I will receive more than full payment on account of the Claims or Interest in such Classes, as evidenced by the valuations and estimates in the Stearns Affidavit and the Fasel Affidavit. (See generally Stearns Aff. 18; Fasel Aff. 9.) Accordingly, the Plan is “fair and equitable” with respect to Class 1I.
          2. The Plan also satisfies the “unfair discrimination” requirements of section 1129(b)(1) with respect to Class 1I because there are no other classes with similar legal rights to those of Class 1I. (Plan Art. II, III.) Accordingly, the Plan’s separate classification and treatment of Class 1I Interests is consistent with the legal entitlements and priorities of such Interests, and the Plan does not discriminate unfairly with respect to Class 1I for purposes of section 1129(b)(1) of the Bankruptcy Code. Based on the foregoing, the requirements of section 1129(b) are satisfied with respect to Class 1I.
x.	Section 1129(d) — Purpose of Plan.

          The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the requirements of section 5 of the Securities Act of 1933, and there has been no filing by any governmental unit or any other party asserting such avoidance. Therefore, the Plan satisfies the requirements of Section 1129(d).
II. ORDERS.
          NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:
     A. CONFIRMATION OF THE PLAN.
          The Plan and each of its provisions (whether or not specifically approved herein), the Plan Supplement, the Supplementary PS Documents, the Plan Related Documents and all Exhibits and schedules attached thereto are hereby CONFIRMED in each and every respect, pursuant to section 1129 of the Bankruptcy Code. The terms of the Plan, the Plan Supplement, the Supplementary PS Documents, the Plan Related Documents and the Exhibits and schedules attached thereto are incorporated by reference into, and are an integral part of, this Confirmation Order. Notwithstanding the foregoing, if there is any direct conflict or inconsistency between the terms of the Plan, the Plan Supplement, the Supplementary PS Documents, the Plan Related Documents or any Exhibit or schedule attached thereto, and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.
     B. APPROVAL OF SUPPLEMENTARY PS DOCUMENTS.
     The technical supplementation of certain Plan Supplement documents included in the Supplementary PS Documents filed with the Bankruptcy Court on January 8, 2010, (i) does not materially or adversely change the treatment of any Holders of Claims or Interests under the Plan, (ii) does not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of acceptances or rejections of the Plan under section 1126 of the Bankruptcy Code, (iii) does not require that Holders of Claims and Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan and (iv) is hereby approved pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019.
     C. EFFECTS OF CONFIRMATION.
          In accordance with section 1141(a) of the Bankruptcy Code and Section 12.12 of the Plan, and notwithstanding any otherwise applicable law, immediately upon the satisfaction and/or waiver (as applicable) of each of the conditions set forth in Section 9.2 of the Plan, the terms of the Plan and this Confirmation Order shall be binding upon all Persons, including the Debtors, the Reorganized Debtors, any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the Holders of such Claims or Interests accepted, rejected, or are deemed to have accepted or rejected the Plan), any and all non-debtor parties to executory contracts and unexpired leases with any of the Debtors, and any and all Persons who are parties to or are subject to the settlements, compromises, releases, waivers, discharges and injunctions described herein or in the Plan, and the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing.
D.	APPROVAL, MODIFICATION AND EXECUTION OF PLAN RELATED DOCUMENTS.
          1. The Plan, the Plan Supplement, the Supplementary PS Documents and all Exhibits and schedules attached thereto, substantially in the form as they exist at the time of the entry of this Confirmation Order, including, without limitation, each of the other Plan Related Documents are ratified and approved in all respects. All relevant parties, including the Debtors, shall be authorized, without further action by the Bankruptcy Court, to enter into and effectuate, to the extent applicable, and perform under the Plan Supplement, the Supplementary PS Documents and other Plan Related Documents, notwithstanding that the efficacy of such documents may be subject to the occurrence of the Effective Date or some date thereafter as contemplated by and under the Plan or Restructuring Transactions.
          2. The Debtors are hereby authorized to amend or modify the Plan, the Plan Supplement, the Supplementary PS Documents or other Plan Related Documents at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Section 12.10 of the Plan. In addition, without the need for a further order or authorization of the Bankruptcy Court or further notice to any Persons, but subject to the express provisions of this Confirmation Order and Section 12.10 of the Plan, the Debtors shall be authorized and empowered to make modifications to the documents filed with the Bankruptcy Court, including the Plan Supplement, the Supplementary PS Documents, or any other document forming part of the evidentiary record at the Confirmation Hearing, as well as the other Plan Related Documents, consistent with the terms of such documents in their reasonable business judgment as may be necessary.
     E. CLAIMS BAR DATES AND OTHER CLAIMS MATTERS.
a.	General Bar Date Provisions for Administrative Claims.
          All requests for payment of an Administrative Claim (other than as set forth in Section 2.1 of the Plan and Section II.F.b below) shall be filed with the Bankruptcy Court and served on the United States Trustee and counsel for the Debtors at the addresses set forth in Section 12.14 of the Plan not later than forty-five (45) days after the Effective Date. Unless the United States Trustee, Debtors or Reorganized Debtors object to an Administrative Claim within forty-five (45) days after receipt, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the United States Trustee, Debtors or Reorganized Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim; provided, however, that the United States Trustee, Debtors or Reorganized Debtors, as applicable, and the applicant may resolve such objection by stipulation, without further action of the Bankruptcy Court. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.
b.	Bar Date For Professional Fee Claims.
          Except as otherwise provided in the Final Cash Collateral Orders, all final requests for compensation or reimbursement of the fees of any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise, including any Claims for making a substantial contribution under Section 503(b)(4) of the Bankruptcy Code, shall be filed and served on the Reorganized Debtors and their counsel and the Office of the United States Trustee, not later than forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the Office of the United States Trustee and the requesting professional or other entity not later than twenty (20) days after the date on which the applicable application for compensation or reimbursement was served.
c.	Bar Date for Rejection Damages Claims.
          If the rejection by a Debtor, pursuant to the Plan, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a

Proof of Claim is filed with the Claims Agent (as defined in the Plan) and served upon counsel to the Debtors or the Reorganized Debtors (as the case may be) at the address specified in Section 12.14 of the Plan by the earlier of (i) thirty (30) days after the Effective Date or (ii) thirty (30) days after entry of a Final Order rejecting any executory contract or unexpired lease.
d.	Payment of Reasonable Notes Indenture Trustee Fees.
          Notwithstanding anything to the contrary in the Plan, the reasonable Notes Indenture Trustee Fees shall be paid in full, in cash, on the Effective Date. The payment of the reasonable Notes Indenture Trustee Fees pursuant to Section 12.8 of the Plan does not violate any provision of the Bankruptcy Code and is hereby authorized.
e.	Payment of Fees and Expenses Related to Consenting Noteholders.
          Consistent with Section 9.2.3 of the Plan and the Noteholder Support Agreement, and notwithstanding any other provisions and/or requirements of the Plan or the Confirmation Order, (i) all fees and expenses of counsel and the financial advisor to the Consenting Noteholders, as well as the out-of-pocket expenses of the Consenting Noteholders, in connection with the restructuring of the Debtors that were incurred prior to the Confirmation Hearing, shall be paid in full in cash on the Effective Date, and (ii) all fees and expenses of counsel and the financial advisor to the Consenting Noteholders, as well as the out-of-pocket expenses of the Consenting Noteholders, in connection with the restructuring of the Debtors that are incurred on or after the Confirmation Date but prior to the Effective Date shall be paid in full in cash on or as soon as reasonably practicable after the Effective Date in accordance with the applicable letter agreements. The payment of the fees and expenses of counsel and the financial advisor to the Consenting Noteholders, as well as the out-of-pocket expenses of the Consenting Noteholders, pursuant to Section 9.2.3 of the Plan and the Noteholder Support Agreement does not violate any provisions of the Bankruptcy Code and is hereby authorized.
F.	APPROVAL OF EXECUTORY CONTRACT AND UNEXPIRED LEASE PROVISIONS AND RELATED PROCEDURES.
a.	General Approval.
          The executory contract and unexpired lease provisions of Article VI of the Plan are specifically approved.
b.	Assumed Contracts and Leases and Related Procedures.
          1. Upon the occurrence of the Effective Date, all executory contracts or unexpired leases of the Debtors, including those executory contracts or unexpired leases listed on Exhibits B through L to the Assumption Notice and Cure Amounts Motion, shall be deemed assumed in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, unless such executory contract or unexpired lease (i) was previously assumed or rejected by the Debtors pursuant to an order of the Court (a “Prior Assumption/Rejection Order”); (ii) previously expired or terminated in accordance with its terms; (iii) is an executory contract that is set forth on Exhibit 6.5 of the Plan (filed with the Plan Supplement); or (iv) is the subject of a motion pending before the Court as of the Confirmation Date to assume or reject such contract or lease.
          2. The executory contracts and unexpired leases (and the rights and obligations thereunder) of each Predecessor Debtor that shall be merged into each relevant Surviving Reorganized Debtor pursuant to any of the Restructuring Transactions in accordance with Section 5.12 of the Plan and as set forth in Exhibit 5.12 of the Plan (filed with the Plan Supplement), shall be assumed by, and shall vest in, the applicable Surviving Reorganized Debtor in accordance with the Bankruptcy Code, the Assumption Notice and Cure Amounts

Order, the terms of the Plan and the Plan Supplement as of the Effective Date. As of the effective time of an applicable Restructuring Transaction, as described more fully in Exhibit 5.12 of the Plan Supplement, any executory contract or unexpired lease (including any postpetition contract or lease treated as an executory contract) held by a Predecessor Debtor, shall be deemed assigned and transferred to, and shall remain in full force and effect for the benefit of, the applicable Surviving Reorganized Debtor pursuant to sections 105, 365 and 1123 of the Bankruptcy Code, notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and 365(f) of the Bankruptcy Code) that purports to restrict, prohibit or otherwise require any third-party consent for any such assignment or transfer, or that purports to enable or require the termination of any such contract or lease.
          3. Each Debtor or Reorganized Debtor (including each Surviving Reorganized Debtor) that is assuming a contract or lease pursuant to the Plan, or to which a contract or lease is being assigned pursuant to the Plan or the Restructuring Transactions, has provided “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or assumed and assigned.
          4. The Cure Amounts as fixed by this Court in Exhibits B through L to the Assumption Notice and Cure Amounts Order or as provided in a Prior Assumption/Rejection Order shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment in cash on the Effective Date or on such other terms as the parties to each such executory contract or unexpired lease may otherwise agree. Other than the Cure Amounts fixed by the Court in the Assumption Notice and Cure Amounts Order, or the cure amounts provided in a Prior Assumption/Rejection Order, each non-debtor counterparty to an Assumed Contract or Lease shall be barred from asserting any claims that arose or may have arisen on or before the date of the entry of the Assumption Notice and Cure Amounts Order or Prior Assumption/Rejection Order, as applicable, against any of the Debtors, Reorganized Debtors (including, without limitation, any Surviving Reorganized Debtors), or their respective successors or assigns, or any of their respective assets.
c.	Rejected Contracts and Leases.
          On the Effective Date, each executory contract and unexpired lease that is listed on Exhibit 6.5 to the Plan shall be deemed to have been rejected pursuant to section 365 of the Bankruptcy Code. The Debtors shall be allowed to amend Exhibit 6.5 to the Plan at any time prior to the Effective Date to delete any unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto; provided, however, that such amendment shall be reasonably acceptable to a Majority of Consenting Noteholders.
d.	Assumption of Indemnification Obligations.
          1. All respective obligations of RHDC and the other Debtors to indemnify and reimburse persons who are or were at any time directors, officers, managers, or employees and agents of the Debtors, whether pursuant to certificates or articles of incorporation, codes of regulation, by-laws, limited liability company agreements, limited liability partnership agreements, applicable state or non-bankruptcy law, or specific agreement or any combination of the foregoing, shall be deemed to be, and shall be hereby treated as if they are, executory contracts that are, and shall hereby be, assumed pursuant to section 365 of the Bankruptcy Code as of the Effective Date. In addition, all indemnification provisions in place on and immediately prior to the Effective Date for any and all directors, officers, managers, or employees and agents of the Debtors shall survive the effectiveness of the Plan for claims related to or in connection with any actions, omissions, or transactions prior to the Effective Date (including prior to the

Petition Date). Moreover, such indemnification obligations shall survive Confirmation of the Plan, shall remain unaffected by the Plan and shall not be discharged or impaired by the Plan, irrespective of whether the indemnification or reimbursement obligation is owed in connection with any event occurring before, on, or after the Petition Date.
          2. Additionally, the Debtors are hereby authorized to, and shall, obtain, implement and effectuate prior to, on or after the Effective Date insurance policies, as described in greater detail in Exhibit 10.8.1 of the Plan (filed with the Plan Supplement), providing tail coverage for claims (as defined in such policies) made for any wrongful or other covered conduct, acts or omissions occurring prior to the Effective Date. Without limiting the foregoing, the scope and substance of such tail coverage shall be substantially similar to the coverage under the existing RHD’s Director and Officer Liability and Company Reimbursement policies except that (i) the coverage shall only be for wrongful acts that occurred prior to the termination of the policies, (ii) the reporting period for claims arising out of any such alleged wrongful acts shall extend for 6 years from the date of termination (provided that such termination shall be deemed to occur automatically on the Effective Date), and (iii) the Debtors contemplate that the gross premium for such tail coverage will be in the range of approximately $6.0 million to $9.5 million, for coverage limits expected to be between $75 million and $150 million.
e.	Insurance Policies Considered to be Executory Contracts.
          Section 6.4 of the Plan, regarding the assumption of insurance policies and agreements, is hereby approved in all respects. Without limiting the foregoing and in accordance with the Plan, any insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date (including, without limitation, any policies covering directors’ or officers’ conduct) shall continue in full force and effect after the Effective Date. To the extent that such insurance policies and agreements (including, without limitation, any policies covering directors’ or officers’ conduct) constitute executory contracts, then, notwithstanding anything to the contrary in the Plan, all such insurance policies and agreement shall be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, subject to the occurrence of the Effective Date, and each such assumption is in the best interest of each Debtor, its Estate, and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy or agreement.
f.	Assumption of Collective Bargaining Agreements.
          Upon the occurrence of the Effective Date, all collective bargaining agreements entered into by the Debtors, or any of them, and in effect as of the Effective Date, shall be deemed to have been assumed in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code.
     G. MATTERS RELATING TO IMPLEMENTATION OF THE PLAN.
a.	Actions in Furtherance of the Plan.
          1. Pursuant to sections 1123 and 1142 of the Bankruptcy Code, section 303 of the Delaware General Corporation Law, and any comparable provisions of the business corporation law of any other state (collectively, the “Reorganization Effectuation Statutes”), without further action by the Bankruptcy Court or the stockholders, members, managers, or board of directors of any Debtor or Reorganized Debtor, each of the Debtors and the Reorganized Debtors, as well as the chairman of the board of directors of RHDC, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Chief Operating

Officer, Executive Vice President, Senior Vice President, any Vice President or any other appropriate officer of the appropriate Debtor or Reorganized Debtor (collectively, the “Responsible Officers”), is hereby authorized to: (a) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, the Plan Supplement, the Supplementary PS Documents, the Plan Related Documents, the Confirmation Order and each of the transactions contemplated thereby or hereby, including, without limitation, each of the Restructuring Transactions, each of the other transactions identified in Article V of the Plan and each of the transactions contemplated by or referenced in the Plan Related Documents; and (b) enter into, execute and deliver, assign, adopt, or amend, as the case may be, each of the Plan Supplement, Supplemental PS Documents or Plan Related Documents, or any other documents otherwise referenced in or contemplated by the Plan or any of the foregoing documents, in accordance with their respective terms, including, without limitation, the following documents: (i) each of the Plan Support Agreements and Plan Term Sheets; (ii) the New RHDC Notes Indenture and New RHDC Note; (iii) the Registration Rights Agreement; (iv) the Shared Services Agreement; (v) each of the Second Amended and Restated Certificate of Incorporation of Reorganized RHDC, Sixth Amended and Restated By-Laws of Reorganized RHDC, Form of Amended and Restated Subsidiary Certificate of Incorporation and Form of Amended and Restated Subsidiary By-Laws; (vi) the Intercreditor Agreement; (vii) the Shared Guaranty and Collateral Agreement; (viii) each of the Amended and Restated Credit Documents; (ix) the Employee Benefit Plans, the Employee Pension Plans, and the Employment and Retirement Benefit Agreements; (x) the MIP Documents; (xi) each of the contracts, instruments, agreements and documents to be executed and delivered in connection with the Restructuring Transactions;

and (xii) the insurance policies providing tail coverage as described in greater detail on Exhibit 10.8.1 of the Plan (filed with the Plan Supplement).
          2. To the extent that, under applicable non-bankruptcy law, any of the actions, transactions, documents or other matters set forth in this Section II.G of the Confirmation Order, would otherwise require the consent or approval of the stockholders, directors, members or managers of any of the Debtors or Reorganized Debtors, or any other consent or approval under otherwise applicable non-bankruptcy law, this Confirmation Order shall, pursuant to sections 1123(a)(5) and 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and any such actions, transactions, documents and other matters shall hereby be deemed to have been taken by unanimous action of the stockholders, directors, members or managers of the appropriate Debtor or Reorganized Debtor without any requirement of further action or consent by any such stockholder, directors, members or managers of the Debtors or Reorganized Debtors.
          3. The approvals and authorizations specifically set forth in the Confirmation Order are non-exclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, the Confirmation Order, the Plan Supplement, the Supplementary PS Documents, the other Plan Related Documents, or the transactions contemplated thereby or hereby. In addition to the authority to execute and deliver, adopt or amend, as the case may be, the contracts, instruments, releases, and other agreements, including, without limitation, the Plan Related Documents, specifically granted in this Confirmation Order, each of the Debtors and the Reorganized Debtors is hereby authorized and empowered, without further action in the Bankruptcy Court or further action or consent by its directors, managers, trustees, members, or stockholders, to take any and all such actions as any of its Responsible Officers may determine are necessary or appropriate to implement, effectuate and consummate the Plan, the Confirmation Order, the Plan Supplement, the Supplementary PS Documents, the Restructuring Transactions, the other Plan Related Documents or any of the transactions contemplated thereby or hereby.
b.	Certificate of Incorporation.
          1. On or after the Effective Date, without any further action in or by the Bankruptcy Court or any other court, tribunal, agency or administrative proceeding, any further action or consent by its directors, officers, stockholders, or any other third parties, or any other notice, action, court order or process of any kind, Reorganized RHDC is hereby authorized to, and shall, file the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in accordance with sections 242, 245 and 303 of the Delaware General Corporation Law. The Second Amended and Restated Certificate of Incorporation of Reorganized RHDC, in substantially the form filed as Exhibit 5.2.1(1) of the Plan (filed with the Plan Supplement and as subsequently modified in the Supplementary PS Documents) will, among other things, provide for (i) the authorization of 310,000,000 shares of stock consisting of (a) 300,000,000 of New RHDC Common Stock, of which 50,000,000 shall initially be issued and outstanding as of the Effective Date, and (b) 10,000,000 shares of preferred stock; provided, however, that shares representing ten percent (10%) of the New RHDC Common Stock on a fully diluted basis shall be reserved for issuance pursuant to the MIP Documents; (ii) the prohibition of the issuance of non-voting equity securities; and (iii) the change of Reorganized RHDC’s corporate name to Dex One Corporation. In addition, on or after the Effective Date, without any further action in or by the Bankruptcy Court or any other court, tribunal, agency or administrative proceeding, any further action or consent by its directors, officers, stockholders, or any other third parties, or any other notice, action, court order or process of any kind, Reorganized RHDC shall be, and hereby is, authorized to take any and all further actions or steps that it deems necessary or appropriate to implement the name change of Reorganized RHDC to Dex One Corporation, including, without limitation, making conforming changes to other relevant Plan Related Documents.
          2. On or after the Effective Date, without any further action in or by the Bankruptcy Court or any other court, tribunal, agency or administrative proceeding, any further action or consent by its directors, officers, stockholders, or any other third parties, or any other notice, action, court order or process of any kind, each of the relevant Debtors shall be authorized to, and hereby shall, enter into an amended and restated certificate of incorporation and amended and restated by-laws, substantially in the forms attached as Exhibits 5.2.1(b)(1) and 5.2.1(b)(2) to the Plan (filed with the Plan Supplement) and all transactions contemplated thereby, and the terms of each such certificate of incorporation and by-laws and the transactions contemplated thereby are hereby approved and authorized; provided, however, that any pre-Effective Date revisions to the form of Exhibits 5.2.1(b)(1) and 5.2.1(b)(2) shall be in form and substance acceptable to a Majority of Consenting Noteholders.
c.	Restructuring Transactions.
          1. Pursuant to section 303 of Title 8 of the Delaware Code and other appropriate provisions of applicable state laws governing corporations or other legal entities and sections 1123 (including, without limitation, sections 1123(a)(5)(B), (a)(5)(C), and (a)(5)(J)), 1141 and 1142(b) of the Bankruptcy Code, the Debtors and the Reorganized Debtors, as the case may be, are hereby authorized: (i) to enter into or undertake any Restructuring Transactions and any other related transaction or modifications to the Restructuring Transactions that the Reorganized Debtors believe may be necessary or appropriate to effectuate the purposes of the Plan and the Restructuring Transactions and (ii) to take any and all steps and other actions as the Debtors or Reorganized Debtors deem necessary or appropriate to effectuate the Restructuring Transactions (or related transactions or modifications), contemplated by Section 5.12 of the Plan and described in greater detail in Exhibit 5.12 of the Plan (filed with the Plan Supplement) and in accordance with the applicable terms of the Plan and the Confirmation Order, without any further action in or by the Bankruptcy Court or any other court, tribunal, agency or administrative proceeding, any further action or consent by its directors, managers, trustees, members, stockholders, or any other third parties, or any other notice, action, court order or process of any kind; provided, however, that the Debtors shall have obtained the consent of a Majority of Consenting Noteholders prior to entering into or undertaking any such Restructuring Transaction that is entered into or undertaken on or prior to the Effective Date.
          2. The Debtors and/or Reorganized Debtors, as the case may be, are hereby authorized to execute and deliver such contracts, instruments, agreements and documents (collectively, the “Restructuring Documents”) to make such filings under state law or applicable law and to take such other actions as any of the Responsible Officers may determine to be necessary, appropriate or desirable to effect the transactions contemplated by Section 5.12 and specifically Exhibit 5.12 attached to the Plan Supplement.
          3. Each of the Responsible Officers and the Secretary and any Assistant Secretary of each Debtor or Reorganized Debtor are authorized to execute, deliver, file and have recorded the Restructuring Documents and to take such other actions on behalf of such Debtor or Reorganized Debtor as such person may determine to be required under state law or any other applicable law in connection with the Restructuring Transactions, and the Secretary and any Assistant Secretary of each Debtor or Reorganized Debtor are authorized to certify or attest to any of the foregoing actions. The execution and delivery or filing of any such Restructuring Document or the taking of any such action shall be deemed conclusive evidence of the authority of such person so to act.
          3. Each federal, state and local governmental agency or department is authorized and directed to accept the filing of any Restructuring Document. This Confirmation Order is declared to be in recordable form and shall be accepted by any filing or recording officer or authority of any applicable governmental authority or department without any further orders, certificates or other supporting documents.
d.	Directors and Officers of the Reorganized Debtors.
          The appointment of (i) the initial directors and officers of Reorganized RHDC, in accordance with Section 5.2.2 of the Plan and as set forth on Exhibit 5.2.2 of the Plan (filed with the Supplementary PS Documents) and (ii) the initial directors and officers of each of the Reorganized Debtors other than Reorganized RHDC, in accordance with Section 5.2.4 of the Plan and as set forth on Exhibit 5.2.4 of the Plan (filed prior to the Confirmation Hearing), as of and immediately following the Effective Date, is hereby approved.
e.	Corporate Actions.
          On the Effective Date, the adoption of the Second Amended and Restated Certificate of Incorporation and any similar constituent documents, the adoption of the Sixth Amended and Restated By-Laws, the execution and implementation of the Registration Rights Agreement, the selection of directors and officers for Reorganized RHDC and the other Reorganized Debtors, and all other corporate or related actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan). All matters provided for in the Plan involving the entity structure of the Debtors or the Reorganized Debtors, and any entity action required by the Debtors or the Reorganized Debtors in connection with the Plan, shall be deemed to have timely occurred in accordance with applicable law and shall be in effect, without any requirement of further action by the security holders, directors, managers, partners or shareholders of Reorganized RHDC, the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate directors and officers of Reorganized RHDC and/or of the other Reorganized Debtors are hereby authorized and directed to issue, execute and deliver the agreements, documents, securities and instruments contemplated by the Plan, the Plan Support Agreements, the Plan Term Sheets, the Plan Supplement, the Supplementary PS Documents and other Related Plan Documents (including, without limitation, (a) each of the Plan Support Agreements and Plan Term Sheets; (b) the New RHDC Notes Indenture and the New RHDC Note; (c) the Registration Rights Agreement; (d) the Shared Services Agreement; (e) each of the Second Amended and Restated Certificate of Incorporation of Reorganized RHDC, Sixth Amended and Restated By-Laws of Reorganized RHDC, Form of Amended and Restated Subsidiary Certificate of Incorporation and Form of Amended and Restated Subsidiary By-Laws; (f) the Intercreditor Agreement; (g) the Shared Guaranty and Collateral Agreement; (h) each of the Amended and Restated Credit Documents; (i) the Employee Benefit Plans, the Employee Pension Plans, and the Employment and Retirement Benefit Agreements; (j) the MIP Documents; (k) each of the contracts, instruments, agreements and documents to be executed and delivered in connection with the Restructuring Transactions; and (l) the insurance policies providing tail coverage as described in greater detail on Exhibit 10.8.1 of the Plan (filed with the

Plan Supplement)) in the name of and on behalf of Reorganized RHDC and/or the other Reorganized Debtors.
f.	Compensation and Benefit Programs.
          1. Except and to the extent previously assumed by an order of the Bankruptcy Court, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Employee Benefit Plans, including the Employment and Retirement Benefit Agreements of the Debtors, as amended or modified (including, without limitation, amendments or modifications to such documents as may be set forth in the Plan, the Plan Supplement, the Supplementary PS Documents), including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before, on or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed except for (i) executory contracts or plans specifically rejected pursuant to the Plan and (ii) executory contracts or plans that have previously been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts; provided, however, that (x) the Debtors shall pay all “retiree benefits” (as defined in section 1114(a) of the Bankruptcy Code), and (y) the Debtors shall amend those certain Employment and Retirement Benefit Agreements attached as Exhibit 5.9.1 of the Plan (filed with the Plan Supplement) substantially in the form of the amendments attached as Exhibit 5.9.1 of the Plan.
          2. As of the Effective Date, Reorganized RHDC and any other Reorganized Debtor whose employees are covered by the Employee Pension Plans shall, and are hereby authorized to, (i) assume and continue the Employee Pension Plans; (ii) satisfy the minimum funding standard pursuant to 26 U.S.C. § 412 and 29 U.S.C. § 1082; and (iii) administer the Employee Pension Plans in accordance with their terms and the provisions of ERISA. Further, nothing in the Plan shall be construed in any way as discharging, releasing, or relieving the Debtors or the Debtors’ successors, including the Reorganized Debtors, or any party, in any capacity, from liability imposed under any law or regulatory provision with respect to the Employee Pension Plans or Pension Benefit Guaranty Corporation.
          3. On or after the Effective Date, without any further action in or by the Bankruptcy Court or any other court, tribunal, agency or administrative proceeding, any further action or consent by its directors, officers, stockholders, or any other third parties, or any other notice, action, court order or process of any kind, the Debtors shall be authorized to take any and all actions or steps that they deem necessary or appropriate to adopt and implement the MIP Documents, and any transactions, agreements or actions referenced therein, contemplated thereby or ancillary thereto, each substantially in the form attached as Exhibit 5.10 to the Plan (filed with the Supplementary PS Documents) pursuant to which (among other things) (i) ten percent (10%) of the fully diluted New RHDC Common Stock shall be reserved for issuance and any of the eligible persons shall be entitled to receive the benefits provided under the MIP Documents on the terms and conditions provided therein, and (ii) on or after the Effective Date, certain equity compensation awards shall be granted in accordance with the terms set forth in the Addendum to R.H. Donnelley Corporation Equity Incentive Plan; provided, however, that any pre-Effective Date supplementation, modification or amendment to Exhibit 5.10 shall be reasonably acceptable to a Majority of Consenting Noteholders and shall be consistent with the terms of the Plan and the Noteholders Support Agreement.
g.	Sources of Cash for Plan Distributions.
          All cash necessary for the Reorganized Debtors to make payments pursuant to the Plan may be obtained from existing cash balances, the operations of the Debtors and the

Reorganized Debtors, the sales of assets and/or as otherwise contemplated by the Plan, the Plan Supplement, the Supplementary PS Documents and/or other Plan Related Documents.
h.	Cancellation of Liens.
          Except as otherwise provided in the Plan, on the Effective Date, any Lien securing any Other Secured Claim (other than a Lien securing an Other Secured Claim that is reinstated pursuant to the Plan) shall be deemed released and the Holder of such Secured Claim shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral) held by such Holder and to take such actions as may be requested by the Debtors (or the Reorganized Debtors, as the case may be) to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by the Debtors (or the Reorganized Debtors, as the case may be).
i.	Exemptions from Taxation.
          Pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under or in connection with the Plan, including, without limitation, the New RHDC Common Stock, the New RHDC Notes, and any New RHDC Common Stock (or other equity interests, grants, rights or other options) issued under or in connection with the MIP Documents; (b) the creation of any mortgage, deed of trust, Lien, pledge or other security interest, including, without limitation, any mortgage, deed of trust, Lien, pledge or other security interest under or in connection with any of the Amended and Restated Credit Documents and Shared Guaranty and Collateral Agreement; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under or in connection with the Plan, including, without limitation, merger agreements, agreements of consolidation, restructuring disposition, liquidation or dissolution, deeds, bills of sale, and transfer of tangible property, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the appropriate state or local government officials or agents are hereby directed to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.
j.	Exemptions from Securities Laws.
          The issuance, distribution, transfer or exchange of (a) the New RHDC Common Stock and the New RHDC Notes and (b) any other stock, options, warrants, conversion rights, rights of first refusal or other related rights, contractual, equitable or otherwise, issued, authorized or reserved under or in connection with the MIP Documents or the Plan, shall be, and shall be deemed to be, exempt from registration under any applicable federal or state securities laws to the fullest extent permissible under applicable non-bankruptcy law and under bankruptcy law, including, without limitation, section 1145(a) of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, all documents, agreements and instruments entered into on or as of the Effective Date contemplated by or in furtherance of the Plan, including, without limitation, each of the Exhibits to the Plan (filed with the Plan Supplement), the Supplementary PS Documents, any of the other Plan Related Documents, and the Restructuring Transactions, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto.
k.	Record Date for Distributions.

          1. In accordance with Section 1.1.35 of the Plan, the Distribution Record Date for purposes of determining the Holders of Allowed Claims that are entitled to distributions that are required to be made under the Plan on the Effective Date or as otherwise provided under the Plan shall be the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on its docket. With the exception of the Allowed Prepetition Lenders Claims, the Debtors, Reorganized Debtors, the Disbursing Agent and the Notes Indenture Trustees shall have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and shall be entitled for all purposes to recognize and distribute only to those Holders of Allowed Claims that are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Reorganized Debtors, the Disbursing Agent and the Notes Indenture Trustees shall instead be entitled to recognize and deal for all purposes under the Plan with only those record Holders stated on the official claims register as of the close of business on the Distribution Record Date. With respect to Allowed Prepetition Lenders Claims, the Debtors shall continue to honor and recognize any transfers, subject to and in accordance with the terms of the DME Credit Agreement, DMW Credit Agreement, or RHDI Credit Agreement, as applicable, until the Effective Date. On and after the Effective Date, the terms of the Amended and Restated Credit Documents shall govern all transfers and assignments thereunder.
          2. Distributions to Holders of Allowed Noteholder Claims administered by each Notes Indenture Trustee shall be made to the account of, or at the direction of, the respective Notes Indenture Trustee and subject to the rights of the Notes Indenture Trustees to assert their Notes Indenture Trustee Charging Lien, by means of book-entry exchange through the facilities of the DTC in accordance with the customary practices of the DTC, as and to the extent practicable, and the Distribution Record Date shall not apply. In connection with such book-entry exchange, each Notes Indenture Trustee shall deliver instructions to the DTC instructing the DTC to effect distributions on a Pro Rata basis as provided under the Plan with respect to such Claim upon which such Notes Indenture Trustee acts as trustee.
l. Delivery of Documents.
          All entities holding Claims against or Interests in the Debtors that are treated under the Plan shall be, and they hereby are, directed to execute, deliver, file or record any document, and to take any action necessary to implement, consummate and otherwise effect the Plan in accordance with its terms, and all such entities shall be bound by the terms and provisions of all documents executed and delivered by them in connection with the Plan; provided that the Amended and Restated Credit Documents, the Shared Guaranty and Collateral Agreement and the Other Related Credit Documents shall be valid and binding obligations of, and enforceable against, each of the holders of Prepetition Lenders Claims and Prepetition Lenders Guaranty Claims as of the Effective Date notwithstanding that no such holder of Prepetition Lenders Claims and/or Prepetition Lenders Guaranty Claims shall be required to execute any of the Amended and Restated Credit Documents, the Shared Guaranty and Collateral Agreement and the Other Related Credit Documents.
H.	PRESERVATION OF RIGHTS OF ACTION AND LITIGATION CLAIMS.
          Except as otherwise expressly provided in the Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain, and hereby have retained, the Litigation Claims. The Reorganized Debtors, as the successors in interest to the Debtors and their Estates, may enforce, sue on, settle or compromise

(or decline to do any of the foregoing) any or all of the Litigation Claims. The Debtors or the Reorganized Debtors expressly reserve all rights to prosecute any and all Litigation Claims against any Person, except as otherwise expressly provided in the Plan, and no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), or laches, shall apply to such Litigation Claims upon, after, or as a consequence of Confirmation or the occurrence of the Effective Date. Nothing in this paragraph shall be deemed to affect the validity of any release or waiver by the Debtors set forth in the Plan or any Final Order.
I.	CANCELLATION OF NOTES, INSTRUMENTS, DEBENTURES AND RHDC INTERESTS.
          On the Effective Date, except as otherwise provided for in the Plan or the Confirmation Order, (a) all Notes, RHDC Interests and any other notes, bonds, indentures (including the Notes Indentures), stockholders agreements, registration rights agreements, repurchase agreements and repurchase arrangements, or other instruments or documents evidencing or creating any indebtedness or obligations of a Debtor that relate to Claims or Interests that are Impaired under the Plan shall be cancelled; (b) the obligations of the Debtors under any agreements, stockholders agreements, registration rights agreements, repurchase agreements and repurchase arrangements, or indentures (including the Notes Indentures) governing the Notes, RHDC Interests and any other notes, bonds, indentures, or other instruments or documents evidencing or creating any Claims or Interests against a Debtor that relate to Claims or Interests that are Impaired under the Plan shall be discharged; and (c) the obligations of the Debtors under the DME Hedge Agreements, DMW Hedge Agreements and RHDI Hedge Agreements shall be terminated and discharged; provided, however, that any agreements, notes and related instruments and documents executed and delivered by any of the

Debtors in connection with the DME Credit Agreement, DMW Credit Agreement, or RHDI Credit Agreement shall be subject to the terms and conditions of the Amended and Restated Credit Documents. Notwithstanding the foregoing and anything contained in the Plan, the Notes Indentures shall continue in effect solely to the extent necessary to (i) allow the Debtors, the Reorganized Debtors or the relevant Notes Indenture Trustees to make distributions pursuant to the Plan on or about the Effective Date on account of the Noteholders Claims under the respective Notes Indentures; (ii) permit the relevant Notes Indenture Trustee to assert its Notes Indenture Trustee Charging Lien; (iii) permit the Notes Indenture Trustees to appear in the Chapter 11 Cases; and (iv) permit the applicable Notes Indenture Trustee to perform any functions that are necessary in connection with the foregoing clauses (i) through (iii); provided, however, that for the avoidance of doubt, the Notes Indentures shall be, and shall be deemed to be, fully and completely terminated and discharged upon the making of the distributions set forth in clause (i) hereof. As of the Effective Date, any RHDC Interest that has been authorized to be issued but that has not been issued shall be deemed cancelled and extinguished without any further action of any party.
J.	CERTIFICATE OF INCORPORATION AND BY-LAWS.
          On the Effective Date, the Second Amended and Restated Certificate of Incorporation of Reorganized RHDC and Sixth Amended and Restated By-Laws of Reorganized RHDC in the forms attached to the Plan as Exhibit 5.2.1(1) and 5.2.1(2) (filed with the Supplementary PS Documents) shall be effective.
K.	ISSUANCE OF NEW RHDC COMMON STOCK AND NEW RHDC NOTES.

          On the Effective Date, Reorganized RHDC shall (i) issue up to the number of shares of New RHDC Common Stock to be authorized pursuant to the Certificate of Incorporation and all instruments, certificates and other documents required to be issued or distributed pursuant to the Plan without further act or action under applicable law, regulation, order or rule; provided, however, that shares representing ten percent (10%) of the New RHDC Common Stock on a fully diluted basis shall be reserved for issuance pursuant to the MIP Documents; and (ii) issue the New RHDC Notes for distribution in accordance with the Plan.
L.	APPROVAL OF, AND AUTHORIZATION TO ENTER INTO, THE AMENDED AND RESTATED CREDIT DOCUMENTS.
          1. On the Effective Date, without any further action by the Court or the directors, officers or stockholders of any Reorganized Debtor, each of Reorganized RHDI, as borrower, and Reorganized RHDC, as guarantor, shall be, and hereby is, authorized to enter into the Amended and Restated RHDI Credit Agreement with the RHDI Lenders Agent and the Holders of Class 3D Claims, and the terms of the Amended and Restated RHDI Credit Agreement are hereby approved in all respects. In addition, on the Effective Date, without any further action by the Court or the directors, officers or stockholders of any Reorganized Debtor, each of Reorganized RHDC, Reorganized RHDI and certain direct and indirect subsidiaries of RHDC that become party thereto, as guarantors, shall be, and hereby is, authorized to enter into the Amended and Restated RHDI Lenders Guaranty & Collateral Agreement with the RHDI Lenders Agent and the Holders of Claims in Classes 1D and 10D through 16D, and the terms of the Amended and Restated RHDI Credit Agreement are hereby approved.
          2. On the Effective Date, without any further action by the Court or the directors, officers or stockholders of any Reorganized Debtor, each of Reorganized DMW, as borrower, and Reorganized DMI and Reorganized Dex Media West, Inc., as guarantors, shall be, and hereby is, authorized to enter into the Amended and Restated DMW Credit Agreement with the DMW Lenders Agent and the Holders of Class 4D Claims, and the terms of the Amended and Restated DMW Credit Agreement are hereby approved in all respects. In addition, on the Effective Date, without any further action by the Court or the directors, officers or stockholders of any Reorganized Debtor, each of Reorganized DMW, Reorganized Dex Media West, Inc., Reorganized Dex Media West Finance Co., Reorganized RHDC and certain direct and indirect subsidiaries of RHDC that become party thereto, as guarantors, shall be, and hereby is, authorized to enter into the Amended and Restated DMW Lenders Guaranty & Collateral Agreement with the DMW Lenders Agent and the Holders of Claims in Classes 6D and 7D, and the terms of the Amended and Restated DMW Credit Agreement are hereby approved.
          3. On the Effective Date, without any further action by the Court or the directors, officers or stockholders of any Reorganized Debtor, each of Reorganized DME, as borrower, Reorganized DMI and Reorganized Dex Media East, Inc., as guarantors, shall be, and hereby is, authorized to enter into the Amended and Restated DME Credit Agreement with the DME Lenders Agent, and the Holders of Class 5D Claims, and the terms of the Amended and Restated DME Credit Agreement are hereby approved in all respects. In addition, on the Effective Date, without any further action by the Court or the directors, officers or stockholders of any Reorganized Debtor, each of Reorganized DME, Reorganized Dex Media East, Inc., Reorganized Dex Media East Finance Co., Reorganized RHDC and certain direct and indirect subsidiaries of RHDC that become party thereto, as guarantors, shall be, and hereby is, authorized to enter into the Amended and Restated DME Lenders Guaranty & Collateral

Agreement with the DME Lenders Agent and the Holders of Claims in Classes 8D and 9D, and the terms of the Amended and Restated DMW Credit Agreement are hereby approved.
          4. On the Effective Date, without any further action by the Court or the directors, officers or stockholders of any Reorganized Debtor, each of Reorganized RHDC, Reorganized DMI, Reorganized Business.com, Reorganized RHD Service LLC and Reorganized Work.com shall be, and hereby is, authorized to enter into the Shared Guaranty & Collateral Agreement with JPMorgan Chase Bank, N.A., and the terms of the Shared Guaranty & Collateral Agreement are hereby approved in all respects.
          5. Furthermore, on the Effective Date, without any further action by the Court or the directors, officers or stockholders of any Reorganized Debtor, each applicable Reorganized Debtor shall be, and hereby is, (i) authorized to execute, deliver, file and record any such other contracts, instruments, agreements, guaranties or other documents executed or delivered in connection with the Amended and Restated Credit Documents and/or the Shared Guaranty and Collateral Agreement (the “Other Related Credit Documents”); (ii) perform all of its obligations under the Amended and Restated Credit Documents, the Shared Guaranty and Collateral Agreement and the Other Related Credit Documents; and (iii) take all such other actions as any of the Responsible Officers of such Reorganized Debtor may determine as necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by the Amended and Restated Credit Documents, the Shared Guaranty and Collateral Agreement and the Other Related Credit Documents.
          6. The guaranties, mortgages, pledges, liens and other security interests granted pursuant to the Amended and Restated Credit Documents, the Shared Guaranty and Collateral Agreements and the Other Related Credit Documents are granted in good faith as an inducement to the lenders to provide credit thereunder and shall be, and hereby are, deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such guaranties, mortgages, pledges, liens and other security interests shall be as set forth in the Amended and Restated Credit Documents, the Shared Guaranty and Collateral Agreements and the Other Related Credit Documents (including, without limitation, any intercreditor agreements executed in connection therewith)
          7. As of the Effective Date, all Holders of Prepetition Lenders Claims and Prepetition Lenders Guaranty Claims shall be deemed to have executed the Amended and Restated Credit Documents.
M.	RELEASES AND INJUNCTIONS RELATED TO RELEASES.
          1. Each of the Plan release and injunction provisions as set forth in, among others, Section 10.2 of the Plan is hereby approved in all respects, is incorporated herein in its entirety, is so ordered and shall be immediately effective on the Effective Date of the Plan without further action or notice by the Bankruptcy Court, any of the parties to such releases, or any other party. Without limiting the foregoing, it is hereby ordered, adjudged and decreed that:
          2. Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and Reorganized Debtors on its own behalf and as representative of its respective Estate, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally, each and all of the Released Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action, and liabilities of any nature whatsoever, and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are or may be based in whole or part on any act, omission, transaction, event, or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors, or their respective assets, property and Estates, the Chapter 11 Cases or the Plan, the Disclosure Statement, the Plan Supplement, the Supplementary PS Documents, the Restructuring Transactions, or the Plan Support Agreements that may be asserted by or on behalf of any of the Debtors or Reorganized Debtors or their respective Estates.
          3. Except as otherwise expressly provided in the Plan or this Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action, or liability of any nature whatsoever, or any Interest, or other right of a Holder of an equity security or other ownership interest that is terminated, and each of its respective Related Persons, shall, and shall be deemed to, completely and forever release, waive, void, extinguish and discharge unconditionally each and all of the Released Parties of and from any and all Claims, any and all other obligations, suits, judgments, damages, debts, rights, remedies, causes of action and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), and any and all Interests or other rights of a Holder of an equity security or other ownership interest, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are or may be based in whole or part on any act, omission, transaction, event, or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to any of the Debtors, the Reorganized Debtors, or their respective assets, property, and Estates, the Chapter 11 Cases, or the Plan, the Disclosure Statement, the Plan Supplement, the Supplementary PS Documents, the Restructuring Transactions, the Plan Terms Sheets, or the Plan Support Agreements; provided, however, that the release in this paragraph II.M.3. shall not apply to any Person that exercised its election in accordance with Section 10.2.2 of the Plan to withhold granting a release in favor of those Released Parties other than the Debtors, Reorganized Debtors and their respective predecessors, successors and assigns (whether by operation of law or otherwise) by checking the appropriate box on its respective Ballot.
          4. Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, it is hereby ordered, adjudged and decreed that (i) all Persons who hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, causes of action, or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is released pursuant to Section 10.2 of the Plan; (ii) all other parties in interest; and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action, or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest: (a) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including, without limitation, any judicial, arbitral, administrative, or other proceeding) in any forum; (b) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, awarded, decree, or other order; (c) creating, perfecting, or in any way enforcing in any matter, directly or indirectly, any Lien; (d) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person discharged under Section 10.1.1 of the Plan; and (e) commencing or continuing in any manner, in any place of any judicial, arbitration, or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.
     N. DISCHARGE AND INJUNCTIONS.
               a. Discharge of Claims.
          1. It is hereby ordered, adjudged and decreed that, as of the Effective Date, except as expressly provided in the Plan or this Confirmation Order, all distributions and rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be, and shall be deemed to be, in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and of all Interests, or other rights of a Holder of an equity security or other ownership interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, or interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, or Interests or other rights of a Holder of an equity security or other ownership interest, and upon the Effective Date, each of the Debtors and Reorganized Debtors shall (i) be deemed discharged under section 1141(d)(1)(A) of the Bankruptcy Code and released from any and all Claims and any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and any Interests or other rights of a Holder of an equity security or other ownership interest, of any nature whatsoever, including, without limitation, liabilities that arose before the Effective Date (including prior to the Petition Date), and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code (or is otherwise resolved), or (c) the Holder of a Claim based upon such debt voted to accept the Plan and (ii) terminate and cancel all rights of any equity security Holder in the RHDC Interests.
          2. It is hereby ordered, adjudged and decreed that, as of the Effective Date, except as expressly provided in the Plan or the Confirmation Order, all Persons shall be precluded from asserting against each of the Debtors, the Debtors’ respective assets, property and Estates, the Reorganized Debtors, the Reorganized Debtors’ respective assets and property, and the respective Related Persons of each of the foregoing entities, any other or further Claims, or any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action, or liabilities of any nature whatsoever, and all Interests or other rights of a Holder of an equity security or other ownership interest, relating to any of the Debtors or Reorganized Debtors or any of their respective assets, property and Estates based upon any act, omission, transaction, or other activity of any nature that occurred prior to the Effective Date. In accordance with the foregoing, except as expressly provided in the Plan or the Confirmation Order, the Confirmation Order shall, and shall be deemed to, be a judicial determination, as of the Effective Date, of the discharge of all such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and any Interests or other rights of a Holder of an equity security or other ownership interest, and termination of all rights of any equity security Holder in any of the Debtors and all Interests, including RHDC Interests, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void and extinguish any judgment obtained against the Debtors or the Reorganized Debtors or any of their respective assets, property, and Estates at any time, to the extent such judgment is related to a discharged Claim, debt, or liability or terminated right of any equity security Holder in any of the Debtors or terminated Interest, including an RHDC Interest.
               b. Discharge Injunction.
          It is hereby ordered, adjudged and decreed that, except as provided in the Plan or this Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is discharged pursuant to this Section 10.1 of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions against any of the Debtors, the Reorganized Debtors, any of their respective property and their respective Related Persons, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and of all Interests or other rights of a Holder of an equity security or other ownership interest: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person discharged under Section 10.1.1; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.
     O. SUPPLEMENTAL INJUNCTION.
          1. In order to preserve and promote the settlements contemplated by and provided for in the Plan, and to supplement, where necessary, the injunctive effect of the discharge as provided in sections 1141 and 524 of the Bankruptcy Code and as described in the Plan, except as otherwise expressly provided in the Plan or in the Confirmation Order, it is hereby ordered, adjudged and decreed that all Persons and any Person claiming by or through them, which have held or asserted, which currently hold or assert or which may hold or assert any Claims or any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties based upon, attributable to, arising out of, or relating to any Claim against or Interest in any of the Debtors, whenever and wherever arising or asserted, whether in the United States or anywhere else in the world, whether sounding in tort, contract, warranty, or any other theory of law, equity, or admiralty, shall be, and shall be deemed to be, permanently stayed, restrained and enjoined from taking any action against any of the Released Parties for the purpose of directly or indirectly collecting, recovering or receiving any payment or recovery with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights remedies, causes of action, or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest, arising prior to the Effective Date (including prior to the Petition Date), including, but not limited to: (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action, or liabilities, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties or the assets or property of any Released Party; (b) enforcing, attaching, collecting, or recovering, by any manner or means, any judgment, award, decree, or order against any of the Released Parties or the assets, or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action, or liabilities and all Interests or other rights of a Holder of an equity security or other ownership interest; (c) creating, perfecting, or enforcing any Lien of any kind against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action, or liabilities and all Interests or other rights of a Holder of an equity security or other ownership interest; (d) except as otherwise expressly provided in the Plan or the Confirmation Order, asserting, implementing, or effectuating any setoff, right of subrogation, indemnity, contribution, or recoupment of any kind against any obligation due to any of the Released Parties or against the property of any Released Party with respect to any such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action, or liabilities and all Interests or other rights of a Holder of an equity security or other ownership interest; and (e) taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan, the Plan Related Documents, or this Confirmation Order relating to such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action, or liabilities, and all Interest or other rights of a Holder of an equity security or other ownership interest.
     P. EXCULPATION.
          1. It is hereby ordered, adjudged and decreed that no Released Party shall have or incur any liability to (i) any Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, (ii) any other party in interest, (iii) any Person claiming by or through any of the foregoing entities, or (iv) any of the Related Persons of any of the foregoing entities, from (x) any and all claims and causes of action arising on or after the Petition Date, and (y) any and all claims and causes of action relating to any act taken at any time or omitted to be taken in connection with, relating to, or arising out of, the Chapter 11 Cases or formulating, negotiating, preparing, disseminating, implementing, administering, soliciting, confirming or consummating the Plan, the Disclosure Statement, the Plan Supplement, the Supplementary PS Documents, the Restructuring Transactions, the Plan Term Sheets, the Plan Support Agreements, or any contract or instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the restructuring of any of the Debtors, with the sole exception of willful misconduct or gross negligence, and each Released Party in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities under the Plan.
          2. It is hereby ordered, adjudged and decreed that, notwithstanding any other provision herein to the contrary, (i) no Person that has held, currently holds or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability of any nature whatsoever, or any Interest or other right of a Holder of an equity security or other ownership interest, (ii) no other party in interest, (iii) no Person claiming by or through any of the foregoing entities, and (iv) none of the Related Persons of any of the foregoing entities, shall, or shall be deemed to, have any Claim or right of action whatsoever against any Released Party for, or on account of or relating to (x) any and all claims and causes of action arising on or after the Petition Date, and (y) any and all claims and causes of action relating to any act taken or omitted to be taken in connection with, relating to, or arising out of, the Chapter 11 Cases, or the formulating, negotiating, preparing, disseminating, implementing, administering, soliciting, confirming or consummating the Plan, the Disclosure Statement, the Confirmation Order, the Plan Supplement, the Supplementary PS Documents, the Restructuring Transactions, the Plan Term Sheets, the Plan Support Agreements, or any contract or instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the restructuring of any of the Debtors, with the sole exception of willful misconduct or gross negligence.
     Q. REVESTING OF ASSETS
          In accordance with section 1141(b) of the Bankruptcy Code and Section 10.6 of the Plan, all property of the respective Estate of each Debtor, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan (including, without limitation, any and all rights and interests that any of the Debtors have or may have in or to the corporate name of R.H. Donnelley Corporation) shall be, and is hereby deemed to be, revested in the applicable Reorganized Debtor on the Effective Date. Thereafter,

each of the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. As of the Effective Date, all property of each Reorganized Debtor shall be free and clear of all Liens, Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for professional services and expenses.
     R. MISCELLANEOUS
               a. Survival of Certain Consent Rights of the Majority of Consenting Noteholders under the Noteholders Support Agreement
          Notwithstanding anything to the contrary contained in the Plan or the Confirmation Order, neither the entry of the Confirmation Order nor the occurrence of the Effective Date of the Plan shall be deemed to prejudice or otherwise impair in any way any consent right of the Consenting Noteholders in the Noteholders Support Agreement through the Effective Date, including, without limitation, with respect to the form and substance of, or any amendment, modification or supplement of, a Plan Related Document, the Corporate Governance Documents and the MIP Documents.
               b. Dissolution of the Unsecured Creditors Committee
          From the date of the entry of the Confirmation Order up to and including the Effective Date, the members of the Unsecured Creditors Committee appointed pursuant to section 1102 of the Bankruptcy Code and their duly appointed successors shall continue to serve. On the Effective Date, the Unsecured Creditors Committee shall be dissolved and the members thereof and the professionals retained by the Unsecured Creditors Committee in accordance with section 1103 of the Bankruptcy Code shall be released and discharged from their respective fiduciary obligations, duties and responsibilities, provided, that obligations arising under any confidentiality agreement any member of, or professional retained by, the Unsecured Creditors Committee has executed or may otherwise be subject to, or obligations imposed by order of the Court, shall remain in effect pursuant to the terms thereof, and provided, further, that the professionals retained by the Unsecured Creditors Committee shall be entitled to be compensated for reasonable fees and reimbursed for reasonable expenses incurred in connection with preparation and review of final applications for allowance of fees and expenses and attendance at any hearing with respect to the same.
     S. ISSUES RELATED TO PLAN AND OBJECTIONS TO CONFIRMATION.
               a. Resolution of Certain Objections to Confirmation.
          Certain Objections to Confirmation, to the extent not satisfied by a separate agreement, are hereby resolved on the terms and subject to the conditions set forth below. Accordingly, each of the objections listed in paragraph II.S.b through paragraph II.S.g below have been, and shall be deemed to have been, withdrawn by the respective objecting party at or prior to the Confirmation Hearing. The compromises and settlements contemplated by each such resolution to an Objection are fair, equitable and reasonable, are in the best interests of the Debtors and their respective Estates and creditors and are hereby expressly approved pursuant to Bankruptcy Rule 9019.
               b. New York State Department of Taxation and Finance.
          Nothing in the Plan or the Confirmation Order shall, or shall be deemed to, release, discharge, nullify, enjoin or preclude the enforcement or assessment by the New York State Department of Taxation and Finance (the “NYS Tax Department”) of any liability, in the appropriate court or administrative body, against any non-Debtor entity subject to liability for sales taxes and withholding taxes by virtue of their positions with the Debtors as persons responsible for the collection and payment of prepetition sales taxes and withholding taxes owing by the Debtors to the State of New York, subject to any defenses that any such non-debtor entity may have under the applicable law and facts.
               c. Treasurer of Douglas County, Colorado.
          1. Notwithstanding any language in the Plan to the contrary, to the extent that Douglas County holds a valid Other Secured Claim against RHDC and/or DMI for 2009 personal property taxes, if and to the extent that any such Other Secured Claim is Allowed, then such Allowed Claim shall be treated as an Allowed Other Secured Claim for purposes of the Plan, and shall be paid in full in Cash, together with any unpaid interest thereon accruing at the applicable statutory rate of 12% per annum, on, or as soon as reasonably practicable after, the later to occur of (a) the Effective Date and (b) the date on which such claims becomes an Allowed Other Secured Claim that is due and payable under applicable non-bankruptcy law. To the extent that Douglas County holds an Allowed Other Secured Claim, then it shall be entitled to retain any Liens that it may have and the priority of any such Liens securing its Allowed Other Secured Claim pending the payment thereof.
          2. Notwithstanding Section 8.1(b) of the Plan, the Reorganized Debtors will file any objection they may have to Douglas County’s Claim for 2009 ad valorem commercial personal property taxes no later than 180 days after the Effective Date, and the Reorganized Debtors will not seek any extension of time for objecting to Douglas County’s Claim.
               d. Jack B. Corwin, as Trustee of Jack B. Corwin Revocable Trust, and Charitable Remainder Stewardship Company, as

               Trustee of the Jack B. Corwin 2006 Charitable Remainder Unitrust.
          1. On December 18, 2009, Jack B. Corwin, as Trustee of Jack B. Corwin Revocable Trust, and Charitable Remainder Stewardship Company, as Trustee of the Jack B. Corwin 2006 Charitable Remainder Unitrust (the “Corwin Plaintiffs”), filed a fraud lawsuit (the “Corwin Lawsuit”) against certain officers of RHDC in the Superior Court of the State of California for the County of Los Angeles, West District, Case No. SC106124 (the “Corwin Defendants”).
          2. Notwithstanding anything to the contrary contained in the Plan or the Confirmation Order, neither the entry of the Confirmation Order nor the occurrence of the Effective Date of the Plan shall, or shall be deemed to, prejudice, release, waive, discharge, enjoin or otherwise impair the claims or causes of action previously asserted, or that may be asserted, on behalf of or belonging to the Corwin Plaintiffs against the Corwin Defendants in the Corwin Lawsuit or against any other Person other than the Debtors, the Reorganized Debtors, or any of their respective affiliates, subsidiaries, predecessors or successors, that may subsequently be joined to such Corwin Lawsuit, or that may be the subject of any other suit, action, proceeding or claim on behalf of or belonging to the Corwin Plaintiffs, including with respect to any insurance policies or insurance proceeds which may be available or may afford coverage with respect to the foregoing claims or causes of action on behalf of or belonging to the Corwin Plaintiffs, and all such claims and causes of action are hereby expressly preserved.
               e. Donald Biggerstaff and the Putative Class of Shareholders.
          1. On October 26, 2009, Donald Biggerstaff and the putative class of shareholders (the “Biggerstaff Plaintiff”) filed a putative federal securities fraud class action lawsuit (the “Biggerstaff Lawsuit”) against certain officers of RHDC in the United States District

Court for the District of Delaware (the “District Court”), Civil Action N0: 09-00803-MMB (the “Biggerstaff Defendants”).
          2. Notwithstanding anything to the contrary contained in the Plan or the Confirmation Order, neither the entry of the Confirmation Order nor the occurrence of the Effective Date of the Plan shall be deemed to prejudice, release, discharge, enjoin or otherwise impair the claims or causes of action asserted or to be asserted, on behalf of or belonging to the Biggerstaff Plaintiff against the Biggerstaff Defendants in the Biggerstaff Lawsuit or any other defendant that may subsequently be joined to such Biggerstaff Lawsuit in accordance with applicable law and procedure other than the Debtors, the Reorganized Debtors, or any of their respective affiliates, subsidiaries, predecessors, successors, interests or assigns, nor prejudice or impair any rights or remedies that the Biggerstaff Plaintiff may have to recover against the Biggerstaff Defendants for any such claims or causes of action, subject to any and all rights, counterclaims, defenses and/or remedies of the Biggerstaff Defendants which are hereby reserved.
f.	Local 731 I.B. of T. Excavators and Pavers Pension Trust Fund, Private Scavenger and Garage Attendants Pension Trust Fund and Textile Maintenance and Laundry Craft Pension Fund, and Zhengxu He, Individually and as Trustee for the He and Fang Revocable Living Trust and the Putative Class of Securities Litigation Claimants (collectively, the “Local 731 Plaintiffs”).
          1. On October 23, 2009, Local 731 I.B. of T. Excavators and Pavers Pension Trust Fund, Private Scavenger and Garage Attendants Pension Trust Fund and Textile Maintenance and Laundry Craft Pension Fund filed a putative federal securities fraud class action lawsuit (the “Local 731 Lawsuit”) against certain officers of RHDC (the named defendants in the Local 731 Lawsuit, the “Local 731 Defendants”) in the District Court, Civil Action No. 1:09-cv-00799-MMB.
          2. Notwithstanding anything to the contrary contained in the Plan or the Confirmation Order, neither the entry of the Confirmation Order nor the occurrence of the Effective Date of the Plan shall, or shall be deemed to, prejudice, release, waive, discharge, enjoin or otherwise impair the claims or causes of action asserted or to be asserted, on behalf of or belonging to the Local 731 Plaintiffs against the Local 731 Defendants in the Local 731 Lawsuit or any other Person other than the Debtors, the Reorganized Debtors, or any of their respective affiliates, subsidiaries, predecessors or successors, that may subsequently be joined to such Local 731 Lawsuit in accordance with applicable law and procedure or that may be the subject of any other suit, action, proceeding or claim on behalf of or belonging to the Local 731 Plaintiffs, including with respect to any insurance policies or insurance proceeds which may be available or may afford coverage with respect to the foregoing claims or causes of action on behalf of or belonging to the Local 731 Plaintiffs, and all such claims and causes of action are hereby expressly preserved.
               g. Wilmington Trust Company.
          Even though Section 12.8 of the Plan and Section II.E.d of this Confirmation Order each provide that, on the Effective Date, the reasonable Notes Indenture Trustee Fees shall be paid in full in cash, in the event that (i) Wilmington Trust Company, in its capacity as Notes Indenture Trustee for the DMW Senior Notes, raises a dispute after the Effective Date with respect to the payment of its reasonable Notes Indenture Trustee Fees, and (ii) the Reorganized Debtors are unable to reasonably resolve any such dispute, then any such disputed amount of Wilmington Trust Company’s Notes Indenture Trustee Fees shall be subject to the jurisdiction of the Bankruptcy Court with respect to the reasonableness of such fees as provided under the DMW Senior Notes Indenture; provided, however, that in the event that the Reorganized Debtors and the Wilmington Trust Company are unable to reasonably resolve any such dispute with respect to the payment of its Notes Indenture Trustee Fees, Wilmington Trust Company may, in its sole discretion, elect to (i) submit any such dispute to the Bankruptcy Court for resolution or (ii) assert its Notes Indenture Trustee Charging Lien against distributions to be made to the DMW Senior Notes Noteholders to obtain payment of such disputed Notes Indenture Trustee Fees.
          As expressly provided in Section 1.1.133 of the Plan, nothing contained in the Plan shall be deemed to impair, waive, extinguish or negatively impact Wilmington Trust Company’s Notes Indenture Trustee Charging Lien against distributions to be made to the DMW Senior Notes Noteholders.
          The indemnification obligations of Dex Media West LLC and Dex Media West Finance Co. under section 7.07 of the DMW Senior Notes Indentures in favor of Wilmington Trust Company in its capacity as Trustee under the DMW Senior Notes Indenture shall survive solely against Reorganized Dex Media West, Inc. for a period of twelve (12) months after the Effective Date; provided, however, that (i) the aggregate amount that may ultimately be paid pursuant to such the indemnification obligations shall not exceed $250,000 over such twelve (12) month period; (ii) any claim for indemnification thereunder shall solely be limited for actual losses incurred by Wilmington Trust Company and shall be accompanied by supporting documentation, including but not limited to, invoices or other demonstrative evidence reasonably acceptable to Reorganized Dex Media West, Inc.; and (iii) the settlement of any claim, cause of action or other action in an amount of $25,000 or more for which Wilmington Trust Company seeks indemnification from Reorganized Dex Media West, Inc. shall be subject to the prior written consent of Reorganized Dex Media, Inc., which consent shall not be unreasonably withheld.
               h. Overruling of Certain Objections to Confirmation.
          All Objections not otherwise addressed herein or previously withdrawn are hereby overruled for the reasons set forth on the record at the Confirmation Hearing and in Section S of the Confirmation Order.
     T. RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT AND THE DISTRICT COURT.
               a. Retention of Exclusive Jurisdiction by the Bankruptcy Court and the District Court.
          Pursuant to sections 105(a) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall and shall be deemed to retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, the Plan and the Confirmation Order to the fullest extent permitted by law, including, among other things, jurisdiction over each of the matters described in Sections 11.1.1 through 11.1.19 of the Plan. To the extent that it is not legally permissible for either the District Court or the Bankruptcy Court to have exclusive jurisdiction over any of the matters described in Section 11.1 of the Plan, the District Court and the Bankruptcy Court shall have nonexclusive jurisdiction over such matters to the extent legally permissible or as otherwise provided in Section 11.1 of the Plan.
               b. Reference to and Validity and Enforceability of Plan Provisions.
          The failure to reference any particular provision of the Plan in the Confirmation Order shall have no effect on the binding effect, enforceability or legality of such provisions and such provisions shall have the same binding effect, enforceability or legality as every other provision of the Plan. Each term and provision of the Plan, as it may have been altered or interpreted by this Court, is valid and enforceable pursuant to its terms.
               c. Injunctions and Stays Remain in Effect Until the Effective Date.
          All injunctions and stays in effect on the date of the entry of the Confirmation Order, pursuant to sections 105 and 362 of the Bankruptcy Code or otherwise, shall remain in full force and effect until the Effective Date of the Plan (except that nothing herein shall bar the taking of such other actions as are necessary to effectuate the transactions contemplated by the Plan or the Confirmation Order) and thereafter shall be annulled, except as provided for in the Plan or the Confirmation Order.
               d. Substantial Consummation.
          The substantial consummation of the Plan, within the meaning of section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.
     U. NOTICE OF ENTRY OF CONFIRMATION ORDER.
          1. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors and the Reorganized Debtors, as the case may be, are hereby directed to serve, within a reasonable time period after the occurrence of the Effective Date, a notice of the entry of the Confirmation Order, which shall include notice of any bar dates established by the Plan and the Confirmation Order and notice of the Effective Date, substantially in the form of Exhibit B attached hereto and incorporated herein by reference (the “Confirmation Notice”), on all parties that received notice of the Confirmation Hearing.

          2. If any or all of the provisions of the Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan or the Confirmation Order prior to the Debtors’ or other applicable person’s receipt of written notice of any such order. Notwithstanding any such reversal, modification, or vacatur of the Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, the Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of the Confirmation Order and the Plan or any amendments or modifications thereto.
          3. As soon as practicable after the entry of the Confirmation Order, the Debtors shall make copies of this Confirmation Order and the Confirmation Notice available on the Debtors’ website at www.rhdrestructuring.com.
          4. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof. Notwithstanding Bankruptcy Rules 7062 or 3020(e), this Confirmation Order shall be effective and enforceable immediately upon entry. Pursuant to Bankruptcy Rules 6004(h), 6006(d) and 7062, the Court hereby expressly finds that there is no just reason for delay in the implementation of this Confirmation Order, and this order shall be effective immediately upon entry.

Dated: January 12, 2010	/s/ Kevin Gross
The Honorable Kevin Gross
United States Bankruptcy Judge

EXHIBIT A

1